                                                                   Exhibit 10.15


                           RORER ASSET MANAGEMENT, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                 January 6, 1999

                           RORER ASSET MANAGEMENT, LLC
            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                TABLE OF CONTENTS
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ARTICLE I - DEFINITIONS...........................................................................................1

         Section 1.1      Definitions.............................................................................1

ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.................................................................11

         Section 2.1      Continuation...........................................................................11
         Section 2.2      Name...................................................................................12
         Section 2.3      Term...................................................................................12
         Section 2.4      Registered Agent and Registered Office.................................................12
         Section 2.5      Principal Place of Business............................................................12
         Section 2.6      Qualification in Other Jurisdictions...................................................12
         Section 2.7      Purposes and Powers....................................................................12
         Section 2.8      Title to Property......................................................................13

ARTICLE III - MANAGEMENT OF THE LLC..............................................................................14

         Section 3.1      Management in General..................................................................14
         Section 3.2      Management Committee of the LLC........................................................15
         Section 3.3      Officers of the LLC....................................................................17
         Section 3.4      Employees of the LLC...................................................................17
         Section 3.5      Operation of the Business of the LLC...................................................18
         Section 3.6      Compensation and Expenses of the Members...............................................23
         Section 3.7      Other Business of the Manager Member and its Affiliates................................23
         Section 3.8      Non-Manager Members and Non-Solicitation Agreements....................................23
         Section 3.9      Non-Solicitation and Non-Disclosure by Non-Manager Members and
                          Employee Stockholders..................................................................24
         Section 3.10     Remedies Upon Breach...................................................................27
         Section 3.11     Repurchase Upon Termination of Employment or Transfer
                          by Operation of Law....................................................................27
         Section 3.12     No Employment Obligation...............................................................32
         Section 3.13     Capitalization of Excess Operating Cash Flow...........................................32
         Section 3.14     Miscellaneous..........................................................................32

ARTICLE IV - CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
              AND ALLOCATIONS; DISTRIBUTIONS.....................................................................33

         Section 4.1      Capital Contributions..................................................................33
         Section 4.2      Capital Accounts; Allocations..........................................................33
         Section 4.3      Distributions..........................................................................36
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         Section 4.4      Distributions Upon Dissolution; Establishment of a Reserve
                          Upon Dissolution.......................................................................37
         Section 4.5      Proceeds from Capital Contributions and the Sale of Securities;
                          Insurance Proceeds; Certain Special Allocations........................................38
         Section 4.6      Tax Allocations........................................................................40
         Section 4.7      Other Allocation Provisions............................................................40

ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER MEMBERS;
                    RESIGNATION, REDEMPTION AND WITHDRAWAL
                    BY NON-MANAGER MEMBERS; ADMISSION OF
                    ADDITIONAL NON-MANAGER MEMBERS...............................................................41

         Section 5.1      Transferability of Interests...........................................................41
         Section 5.2      Substitute Non-Manager Members.........................................................42
         Section 5.3      Allocation of Distributions Between Transferor and Transferee;
                          Successor to Capital Accounts..........................................................43
         Section 5.4      Resignation, Redemptions and Withdrawals...............................................43
         Section 5.5      Issuance of Additional LLC Interests...................................................43
         Section 5.6      Additional Requirements for Transfer or for Issuance...................................44
         Section 5.7      Representation of Members..............................................................45

ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE MANAGER MEMBER;
                    REDEMPTION, REMOVAL AND WITHDRAWAL...........................................................45

         Section 6.1      Transferability of Interest............................................................45
         Section 6.2      Resignation, Redemption, and Withdrawal................................................46

ARTICLE VII - PUT OF LLC INTERESTS...............................................................................46

         Section 7.1      Puts...................................................................................46

ARTICLE VIII - DISSOLUTION AND TERMINATION.......................................................................48

         Section 8.1      No Dissolution.........................................................................48
         Section 8.2      Events of Dissolution..................................................................48
         Section 8.3      Notice of Dissolution..................................................................49
         Section 8.4      Liquidation............................................................................49
         Section 8.5      Termination............................................................................49
         Section 8.6      Claims of the Members..................................................................49

ARTICLE IX - RECORDS AND REPORTS.................................................................................49

         Section 9.1      Books and Records......................................................................49
         Section 9.2      Accounting.............................................................................49
         Section 9.3      Financial and Compliance Reports.......................................................50
         Section 9.4      Meetings...............................................................................50
         Section 9.5      Tax Matters............................................................................51

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                                      (ii)
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ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION...........................................................51

         Section 10.1     Liability..............................................................................51
         Section 10.2     Exculpation............................................................................51
         Section 10.3     Fiduciary Duty.........................................................................52
         Section 10.4     Indemnification........................................................................52
         Section 10.5     Notice; Opportunity to Defend and Expenses.............................................53
         Section 10.6     Miscellaneous..........................................................................54

ARTICLE XI - MISCELLANEOUS.......................................................................................54

         Section 11.1     Notices................................................................................54
         Section 11.2     Successors and Assigns.................................................................55
         Section 11.3     Amendments.............................................................................55
         Section 11.4     No Partition...........................................................................55
         Section 11.5     No Waiver; Cumulative Remedies.........................................................55
         Section 11.6     Dispute Resolution.....................................................................55
         Section 11.7     Prior Agreements Superseded............................................................56
         Section 11.8     Captions...............................................................................56
         Section 11.9     Counterparts...........................................................................56
         Section 11.10    Applicable Law; Jurisdiction...........................................................56
         Section 11.11    Interpretation.........................................................................56
         Section 11.12    Severability...........................................................................56
         Section 11.13    Creditors..............................................................................57

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EXHIBITS
--------

Exhibit A         -   Purchase Program
Exhibit B         -   Form of Non-Solicitation/Non-Disclosure Agreement for Employee Stockholders
Exhibit C         -   Form of Promissory Note for Repurchases


SCHEDULES
---------

Schedule A        -   LLC Points and Capital Contribution
Schedule B        -   Model Repurchase Calculation

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                                     (iii)

                           RORER ASSET MANAGEMENT, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

              -----------------------------------------------------
              -----------------------------------------------------



         This Amended and Restated Limited Liability Company Agreement (the "Agreement") of Rorer Asset Management, LLC (the "LLC" or the "Company") is made and entered into as of January 6, 1999 (the "Effective Date"), by and among the Persons identified as the Manager Member and the Non-Manager Members on SCHEDULE A attached hereto as members of the LLC, and the Persons who become members of the LLC in accordance with the provisions hereof.

         WHEREAS, a limited liability company has been formed pursuant to the Delaware Limited Liability Company Act, 6 DEL. C ss.18-101, eT Seq., as it may be amended from time to time and any successor tosuch Act (the "Act"), by filing a Certificate of Formation of the LLC with the office of the Secretary of State of the State of Delaware on November 6, 1998, and entering into a Limited Liability Company Agreement of the LLC, dated as of November 6, 1998; and

         WHEREAS, pursuant to the Stock Purchase Agreement, AMG is purchasing all of the outstanding capital stock of Edward C. Rorer & Co., Inc., effective as of the Closing (as defined in the Stock Purchase Agreement), and the Members desire to continue the LLC as a limited liability company under the Act with Edward C. Rorer & Co., Inc. continuing as Manager Member, and to amend and restate the Limited Liability Company Agreement of the LLC, dated as of November 6, 1998, in its entirety as herein set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                  ARTICLE I - DEFINITIONS.

         SECTION 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

         "1940 ACT" shall mean the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such act.

         "ACT" shall have the meaning set forth in the preamble of this Agreement.

         "ADDITIONAL NON-MANAGER MEMBERS" shall have the meaning specified in
Section 5.5.

         "ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such act.

         "ADVISORY CONTRACT" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "AFFILIATE" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise. For purposes of this Agreement, the LLC is not an Affiliate of any Member.

         "AGREEMENT" shall mean this Amended and Restated Limited Liability Company Agreement, as it may from time to time be amended, supplemented or restated.

         "AMG" shall mean Affiliated Managers Group, Inc., a Delaware corporation, and any successors or assigns thereof.

         "APPLICABLE CASH FLOW" shall have the meaning specified in Section 3.11(c)(i)(A) hereof.

         "APPLICABLE FRACTION" shall have the meaning specified in Section 3.11(c)(i)(B) hereof.

         "ASSERTED LIABILITY" shall have the meaning specified in Section 10.5(a) hereof.

         "ASSET TRANSFER" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

        "ASSET TRANSFER AGREEMENT" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "BASE FEES" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "CAPITAL ACCOUNT" shall mean the capital account maintained by the LLC with respect to each Member in accordance with the capital accounting rules described in Section 4.2 hereof.

         "CAPITAL CONTRIBUTION" shall mean, as to each Member, the amount of money and/or the agreed fair market value of any property (net of any liabilities encumbering such property that the LLC is considered to assume or take subject to) contributed to the capital of the LLC by such Member.

         "CARRYING VALUE" shall mean, with respect to any LLC asset, the asset's adjusted basis for federal income tax purposes, except that the Carrying Values of all LLC assets shall be adjusted to equal their respective Fair Market Values in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to:
(a) the date of the acquisition of any additional LLC Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of LLC property (other than a pro rata distribution) to a Member; or (c) the date of the termination of the LLC under Section 708(b)(1)(B) of the Code, provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The Carrying Value of any LLC asset distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value.

         "CERTIFICATE" shall mean the original Certificate of Formation of the LLC required under the Act, as such Certificate may be amended and/or restated from time to time.

         "CLAIMS NOTICE" shall have the meaning specified in Section 10.5(a) hereof.

         "CLIENT" shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules: (i) with respect to each Client, the term shall also include any persons or entities which are known to the Employee Stockholder to be Affiliates of such Client, or persons who are members of the Immediate Family of such Client, or any of its Affiliates; (ii) with respect to any collective investment vehicle other than an investment company registered under the 1940 Act, the term shall also include any investor or participant in such Client; and (iii) with respect to so-called "wrap programs," both the sponsor of the program and the underlying participants in the program (or clients who have selected the LLC or a Controlled Affiliate under their contract with the sponsor) shall be included as Clients.

         "CONTRACT VALUE" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "CODE" OR "INTERNAL REVENUE CODE" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto, together with all regulations promulgated thereunder.

         "CONTROLLED AFFILIATE" shall mean, with respect to a Person, any Affiliate of such Person under its "control," as the term "control" is defined in the definition of Affiliate.

         "COMMITTEE VOTE" shall have the meaning specified in Section 3.2(b)(iv) hereof.

         "COVERED PERSON" shall mean a Member, any Affiliate of a Member, any officer, director, shareholder, partner, employee or member of a Member or any of its Affiliates, or any Officer.

         "EARNED PERFORMANCE FEE" shall mean, for each Performance Account, with respect to a calendar quarter in which any Performance Fee has been definitively allocated to or earned by the LLC and is no longer subject to any offset or reduction, an amount equal to such Performance Fee.

         "EFFECTIVE DATE" shall have the meaning specified in the preamble of this Agreement.

         "ELIGIBLE PERSON" shall have the meaning specified in Section 3.2(b)(i) hereof.

         "EMPLOYEE STOCKHOLDER" shall mean (a) in the case of a Non-Manager Member which is an individual, such Non-Manager Member, and (b) in the case of a Non-Manager Member which is not an individual (if any), that certain employee of the LLC who is the owner of all the issued and outstanding capital stock of, or other equity interests in, such Non-Manager Member and is listed as such on SCHEDULE A hereto, including such employee after such employee transfers his or her interest in such Non-Manager member to a Permitted Transferee.

         "EMPLOYMENT AGREEMENT" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "FAIR MARKET VALUE" shall mean the fair market value as reasonably determined by the Manager Member or, for purposes of Section 4.4 hereof, if there shall be no Manager Member, the Liquidating Trustee.

         "FOR CAUSE" shall mean, with respect to the termination of an Employee Stockholder's employment with the LLC, or his removal from the Management Committee or from his position as an Officer, any of the following:

                  (a) The Employee Stockholder has engaged in (i) any criminal offense which is classified as a felony (or its equivalent under the laws or regulations of any country or political subdivision thereof), or (ii) any other criminal offense which involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty;

                  (b) The Employee Stockholder has persistently and willfully failed to perform his or her duties and such failure has continued for a period of not less than thirty (30) days following written notice, or failed to devote substantially all of his or her working time to the performance of such duties except, in the case of an Employee Stockholder who is a party to an Employment Agreement or a Non-Solicitation Agreement, as may be specifically permitted by the terms of such Employment Agreement or Non- Solicitation Agreement; or

                  (c) The Employee Stockholder has (i) engaged in a Prohibited Competition Activity, (ii) violated or breached any material provision of his or her Employment Agreement or Non-Solicitation Agreement or of this Agreement or (iii) engaged in any of the activities prohibited by
         Section 3.9 hereof.

         "GOVERNMENTAL AUTHORITY" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

         "IMMEDIATE FAMILY" shall mean, with respect to any natural person, (a) such person's spouse, parents, grandparents, children, grandchildren and siblings and (b) such person's former spouse(s) and current spouses of such person's children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which substantially all of the interest is held directly or indirectly by the foregoing.

         "INDEBTEDNESS" shall mean, with respect to a Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under any financing leases, (d) all obligations of such person in respect of acceptances issued or created for the account of such Person,

(e) all obligations of such Person under non-competition agreements reflected as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, (f) all liabilities secured by any Lien on any property owned by such Persons even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations.

         "INDEPENDENT PUBLIC ACCOUNTANTS" shall mean any independent certified public accountant satisfactory to the Manager Member and retained by the LLC.

         "INITIAL MEMBERS" shall mean those Persons who are Members on the Effective Date.

         "INITIAL LLC POINTS" means, with respect to a Non-Manager Member and its Permitted Transferees, those LLC Points held by such Non-Manager Member in the LLC on the Effective Date, provided that LLC Points shall cease to be Initial LLC Points from and after the date on which they are acquired by the Manager Member (or its assignee or designee).

         "INITIAL PUT LLC POINTS" shall have the meaning specified in Section 7.1(d) hereof.

         "INTELLECTUAL PROPERTY" shall have the meaning specified in Section 3.9(d) hereof.

         "INVESTMENT MANAGEMENT SERVICES" shall mean any services which involve
(a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) for compensation, (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation or (c) otherwise acting as an "investment adviser" within the meaning of the Advisers Act, and performing activities related or incidental thereto.

         "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing) or any other restrictions, liens or claims of any kind or nature whatsoever, excluding liens of lessors under operating leases that do not extend beyond the property leased. Notwithstanding the foregoing, the following items shall not constitute Liens under this Agreement (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; and (iii) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurances and other types of social security;

         "LIQUIDATING TRUSTEE" shall have the meaning specified in Section 8.4 hereof.

         "LLC" means Rorer Asset Management, LLC, the limited liability company heretofore formed and continued under and pursuant to the Act and this Agreement, as the same may be amended and/or restated from time to time.

         "LLC INTEREST" means a Member's limited liability company interest in the LLC, which includes such Member's LLC Points as well as such Member's Capital Account and other rights under this Agreement and the Act.

         "LLC POINTS" shall mean, the LLC Points authorized by the LLC pursuant hereto, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the LLC at any particular time as are set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement (including, without limitation, certain voting rights as set forth herein). With respect to any determination of the total number of LLC Points outstanding as of any date, "LLC Points" shall include without limitation all Program LLC Points held in the Purchase Reserve. With respect to a particular Member as of any date, "LLC Points" shall mean in the aggregate, the number of LLC Points belonging to such Member as set forth on SCHEDULE A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date (and shall in no event include any Program LLC Points).

         "LLC REPURCHASE" shall have the meaning specified in Section 3.11(a)(i) hereof.

         "LOSSES" shall have the meaning specified in Section 10.4 hereof.

         "MAINTENANCE FEES" shall mean, for any period, the Owners' Allocation for that period minus the Performance Fees for that period (determined on an accrual basis in accordance with generally accepted accounting principles consistently applied).

         "MAJORITY VOTE" shall mean the affirmative approval, by vote or written consent, of Non-Manager Members holding a majority of the outstanding Vested LLC Points then held by all Non-Manager Members.

         "MANAGEMENT COMMITTEE" shall have the meaning specified in Section 3.2(a) hereof.

         "MANAGER MEMBER" shall mean Edward C. Rorer & Co., Inc., and any Person who becomes a successor Manager Member as provided herein.

         "MEMBERS" shall mean any Person admitted to the LLC as a "member" within the meaning of the Act, which includes the Manager Member and the Non-Manager Members, unless otherwise indicated, and includes any Person admitted as an Additional Non-Manager Member or a substitute

Non-Manager Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the LLC, unless otherwise indicated. For purposes of the Act, the Members shall constitute one (1) class or group of members.

         "NON-MANAGER MEMBER" shall mean any Person who is or becomes a Non-Manager Member pursuant to the terms hereof, unless otherwise indicated.

         "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b). The amount of Partnership Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

         "NON-SOLICITATION AGREEMENT" shall have the meaning set forth in
Section 3.8 hereof.

         "NOTICE DEADLINE" shall have the meaning specified in Section 7.1(d) hereof.

         "NOTICES" shall have the meaning specified in Section 11.1 hereof.

         "OFFICERS" shall have the meaning specified in Section 3.3 hereof.

         "OPERATING ALLOCATION" shall mean, for any period, an amount equal to the difference between Revenues From Operations of the LLC for such period and the Owners' Allocation for such period.

         "OPTION EXERCISE" shall have the meaning specified in Section 7.1(c) hereof.

         "OPTION PUT LLC POINTS" shall have the meaning specified in Section 7.1(d) hereof.

         "OWNERS' ALLOCATION" shall mean, for any period, the Owners' Allocation Percentage multiplied by the Revenues From Operations of the LLC for such period.

         "OWNERS' ALLOCATION EXPENDITURE" shall have the meaning specified in
Section 3.5(c) hereof.

         "OWNERS' ALLOCATION PERCENTAGE" shall mean fifty percent (50%).

         "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall mean an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations
Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

         "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

         "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Sections 1.704- 2(b)(2) and 1.704-2(d).

         "PAST CLIENT" shall mean at any particular time, any Person who at any point prior to such time had been an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC (including, without limitation, its predecessor, Edward C. Rorer & Co., Inc., or any predecessor thereto) or a Controlled Affiliate of the LLC or such predecessor (or an intermediary between such customer of, or recipient of Investment Management Services from, the LLC (including, without limitation, its predecessor or any predecessor thereto) or a Controlled Affiliate of the LLC or such predecessor) but at such time is not an advisee or investment advisory customer or client of, or recipient of Investment Management Services from, the LLC or a Controlled Affiliate of the LLC.

         "PERFORMANCE ACCOUNT" shall mean any contract or agreement (including, without limitation, a partnership or limited liability company or other similar agreement) pursuant to which the LLC or a Controlled Affiliate of the LLC provides Investment Management Services, directly or indirectly, and pursuant to which the LLC or any Controlled Affiliate thereof is or becomes entitled to receive a Performance Fee.

         "PERFORMANCE FEE" shall mean the product of (i)(a) any "carried interest" or other items of gain allocated (directly or indirectly) to the LLC or a Controlled Affiliate (other than allocations which are made pro rata based on contributed capital to all partners, members, beneficiaries or other holders of similar economic interests in the Client), or (ii) any "performance fee" or other payment based, in whole or in part on the investment performance of a Client or Client's account, and (ii) the Owners' Allocation Percentage.

         "PERMANENT INCAPACITY" shall mean, with respect to an Employee Stockholder, that such Employee Stockholder has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to have performed his or her substantial and material duties and responsibilities for a period of three hundred sixty-five (365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) would render such Employee Stockholder incapable of operating in a similar capacity in the future. The foregoing determination shall be made by a licensed physician selected jointly by the Management Committee and the Manager Member; PROVIDED, HOWEVER, that if the LLC has purchased lump-sum key-man disability insurance with respect to such Employee Stockholder, which policy is then in effect, then such determination shall be made either (i) by an agreement between such physician and a physician selected by the insurance company with which the LLC has entered into a lump-sum key-man disability policy with respect to such Employee Stockholder, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding), or (ii) if the LLC has entered into a lump-sum key-man disability policy with respect to such Employee Stockholder, and a different procedure is then required under such policy, then by using such other procedure as may then be required by such insurance company.

         "PERMITTED TRANSFEREE" shall mean, with respect to any Non-Manager Member, its transferees pursuant to the provisions of Sections 5.1(b) and 5.1(c) hereof and, to the extent set forth in any consent of the Manager Member pursuant to Section 5.1(a), its transferees pursuant to Section 5.1(a) hereof.

         "PERSON" means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

         "POTENTIAL CLIENT" shall mean, at any particular time, any Person to whom the LLC (including, without limitation, its predecessor, Edward C. Rorer & Co., Inc., or any predecessor thereto or any of its or such predecessor's Controlled Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within two (2) years prior to such time, offered (whether by means of a personal meeting, telephone call, letter, written proposal or otherwise) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC or any of its Controlled Affiliates. The preceding sentence is meant to exclude advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events and other forms of general solicitation not directed towards any particular person (e.g., cold calls, form letters, etc.).

         "PRESENT CLIENT" shall mean, at any particular time, (i) any Person who is at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC or any of its Controlled Affiliates.

         "PROGRAM LLC POINTS" shall mean LLC Points that are designated as available for issuance pursuant to the Purchase Program as set forth on SCHEDULE A hereto, provided that LLC Points shall cease to be Program LLC Points at such time as they are issued pursuant to the Purchase Program (but thereafter shall continue to be LLC Points notwithstanding such issuance).

         "PROHIBITED COMPETITION ACTIVITY" shall mean any of the following activities:

                  (a) directly or indirectly, whether as owner, part owner, member, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the LLC or any Affiliate of the
         LLC: (i) diverting or taking away any funds or investment accounts with respect to which the LLC or any Controlled Affiliate of the LLC is performing Investment Management Services; or (ii) soliciting any Person to divert or take away any such funds or investment accounts; or

                  (b) directly or indirectly, whether as owner, part owner, partner, member director, officer, trustee, employee, agent or consultant, for or on behalf of any Person other than the LLC or any Controlled Affiliate of the LLC, performing any Investment Management Services (provided that an Employee Stockholder who directly performs Investment Management Services for his or her own account or a member of his or her Immediate Family without a fee or other remuneration, shall not be considered to have engaged in a Prohibited Competition Activity).

         "PURCHASE DATE" shall have the meaning specified in Section 7.1(b) hereof.

         "PURCHASE PROGRAM" shall mean the Rorer Purchase Program in the form attached hereto as EXHIBIT A.

         "PURCHASE RESERVE" shall mean the number of Program LLC Points designated as available for issuance pursuant to the Purchase Program. On the Effective Date, there are 111,400 Program LLC Points in the Purchase Reserve.

         "PUT" shall have the meaning specified in Section 7.1(a) hereof.

         "PUT LLC POINTS" shall have the meaning specified in Section 7.1(d) hereof.

         "PUT NOTICE" shall have the meaning specified in Section 7.1(d) hereof.

         "PUT PRICE" shall have the meaning specified in Section 7.1(e) hereof.

         "REPURCHASE" shall mean a purchase or repurchase of LLC Interests made pursuant to Section 3.11(a)(ii).

         "REPURCHASE CLOSING DATE" shall have the meaning specified in Section 3.11(b) hereof.

         "REPURCHASED MEMBER" shall have the meaning specified in Section 3.11(a)(i).

         "REPURCHASE PRICE" shall have the meaning specified in Section 3.11(c).

         "RETIREMENT" shall mean, with respect to an Employee Stockholder, the termination by such Employee Stockholder of such Employee Stockholder's employment with the LLC and its Affiliates: (a) after the date such Employee Stockholder shall have been continuously employed by the LLC for a period of fifteen (15) years commencing with the later of the Effective Date or the date such Employee Stockholder commenced his or her employment with the LLC (not including its predecessor, Edward C. Rorer & Co., Inc.), as applicable, and (b) pursuant to a written notice given to the LLC and the Manager Member not less than one (1) year prior to the date of such termination. Notwithstanding the foregoing, (i) with respect to each of Edward C. Rorer, James G. Hesser and Clifford B. Storms, Jr., the term "Retirement" shall have the meaning set forth in each of their respective Employment Agreements, (ii) with respect to Robert
E. Doerr, the period of fifteen (15) years referred to in the immediately preceding sentence shall be nine (9) years and (iii) with respect to Richard Lunsdford, the period of fifteen (15) years referred to in the immediately preceding sentence shall be eleven (11) years.

         "REVENUES FROM OPERATIONS" shall mean, for any period, the gross revenues of the LLC (except as set forth herein), determined on an accrual basis in accordance with generally accepted accounting principles consistently applied (but including other income such as interest, dividend income and gains on the sale of assets); PROVIDED, HOWEVER, that Revenues From Operations shall be determined without regard to (a) proceeds during such period from the sale, exchange or other disposition of all, or a substantial portion of, the assets of the LLC, (b) revenues from the issuance by the LLC of additional LLC Points, other LLC Interests, or other securities issued by the LLC, and (c) payments received pursuant to any insurance policies other than with respect to business interruption insurance.

         "SEC" shall mean the Securities and Exchange Commission, and any successor Governmental Authority thereto.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor thereto.

         "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement dated as of November 9, 1998, by and among Affiliated Managers Group, Inc., Edward C. Rorer & Co., Inc. and all the Stockholders of Edward C. Rorer & Co., Inc., as the same may be amended from time to time.

         "TRANSFER" shall have the meaning specified in Section 5.1 hereof, and "Transferred" shall have the correlative meaning.

         "UNSATISFACTORY PERFORMANCE" shall mean a written determination by the Management Committee with the written consent of the Manager Member, that an Employee Stockholder has failed to meet minimum requirements of satisfactory performance of his or her job, after such Employee Stockholder has received written notice that the Management Committee was considering such a determination and the Employee Stockholder has had a reasonable opportunity to respond in writing or in person (at such Employee Stockholder's request) after his or her receipt of such notice.

         "VESTED LLC POINTS" shall mean, at any time and with respect to any Member, the number of LLC Points held by such Member which have vested at such time, as determined pursuant to an agreement among the LLC, the Manager Member and such Member in connection with the issuance of such LLC Points. The number of Vested LLC Points held by each member and the vesting schedule with respect toLLC Points which are not vested, shall be indicated on SCHEDULE A hereto, which Schedule shall be updated by the Manager Member as additional LLC Points are issued and/or vest from time to time.

         In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.


                ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.

         SECTION 2.1 CONTINUATION.

         (a) The Members hereby agree to continue the LLC as a limited liability company under and pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

         (b) Upon the execution of this Agreement or a counterpart of this Agreement, the Initial Members shall continue as members of the LLC.

         (c) The name, LLC Points and Capital Contribution of each Member (including the agreed value of such Capital Contribution) shall be listed on SCHEDULE A attached hereto. The

Manager Member shall update SCHEDULE A from time to time as it deems necessary, to accurately reflect the information to be contained therein. Any amendment or revision to SCHEDULE A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to SCHEDULE A shall be deemed to be a reference to SCHEDULE A as amended and in effect from time to time.

         (d) The Manager Member, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware.

         SECTION 2.2 NAME. The name of the LLC heretofore formed and continued hereby is Rorer Asset Management, LLC. At any time the Non-Manager Members, acting by a Majority Vote, with the consent of the Manager Member, may change the name of the LLC. The business of the LLC may be conducted upon compliance with all applicable laws under any other name designated by the Management Committee with the prior consent of the Manager Member.

         SECTION 2.3 TERM. The term of the LLC commenced on the date the Certificate was filed in the Office of the Secretary of State of the State of Delaware and shall continue until the LLC is dissolved in accordance with the provisions of this Agreement.

         SECTION 2.4 REGISTERED AGENT AND REGISTERED OFFICE. The LLC's registered agent and registered office in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Manager Member may designate another registered agent and/or registered office.

         SECTION 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the LLC shall be at One Liberty Place, Suite 5100, Philadelphia, Pennsylvania 19103-7301. At any time the Management Committee, with the consent of the Manager Member, may change the location of the LLC's principal place of business.

         SECTION 2.6 QUALIFICATION IN OTHER JURISDICTIONS. The Manager Member shall cause the LLC to be qualified or registered (under assumed or fictitious name if necessary) in any jurisdiction in which the LLC transacts business or in which such qualification, formation or registration is required.

         SECTION 2.7 PURPOSES AND POWERS. The principal business activity and purposes of the LLC shall initially be to engage in the investment advisory and investment management business and any businesses related thereto or useful in connection therewith. However, the business and purposes of the LLC shall not be limited to its initial principal business activities and, if the Manager Member and Management Committee agree in writing, it shall have authority to engage in any other lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act, together with any powers incidental thereto, including such powers or privileges that are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC, including without limitation the following powers:

         (a) to conduct its business and operations and to have and exercise the powers granted to a limited liability company by the Act in any state, territory or possession of the United States or in any foreign country or jurisdiction;

         (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

         (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

         (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, including without limitation, guaranties of obligations of other Persons who are interested in the LLC or in whom the LLC has an interest;

         (e) to employ Officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

         (f) to make donations irrespective of benefit to the LLC for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

         (g) to institute, prosecute, and defend any legal action or arbitration proceeding involving the LLC, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the LLC or any of its assets;

         (h) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

         (i) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

         (j) to form, sponsor, organize or enter into joint ventures, general or limited partnerships, limited liability companies, trusts and any other combinations or associations formed for investment purposes;

         (k) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the LLC; and

         (l) to cease its activities and cancel its Certificate.

         SECTION 2.8 TITLE TO PROPERTY. All property owned by the LLC, real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property.


                      ARTICLE III - MANAGEMENT OF THE LLC.

         SECTION 3.1 MANAGEMENT IN GENERAL.

         (a) Subject to the other terms and conditions of this Agreement, including the delegations of power and authority set forth herein, the management and control of the business of the LLC shall be vested exclusively in the Manager Member, and the Manager Member shall have exclusive power and authority, in the name of and on behalf of the LLC, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the LLC, with or without the vote or consent of the Members in their capacity as such; PROVIDED, HOWEVER, that the Manager Member shall not have the power to make investment recommendations to Clients on behalf of the LLC, to execute, or cause the execution of, transactions in, or exercise any powers or privileges with respect to, securities and other instruments in accounts of clients of the LLC, which powers and privileges are hereby delegated irrevocably and exclusively to the greatest extent permitted by applicable law to the Management Committee pursuant to Section 3.2 hereof. Members, in their capacity as such, shall have no right to amend or terminate this Agreement or to appoint, select, vote for or remove the Manager Member, the Officers or their agents or to exercise voting rights or call a meeting of the Members, except as specifically provided in this Agreement. No Member other than the Manager Member shall have the power to sign for or bind the LLC in its capacity as a Member, but the Manager Member may delegate the power to sign for or bind the LLC to one or more Officers (including without limitation through delegation to the Management Committee).

         (b) The Manager Member shall, subject to all applicable provisions of this Agreement and the Act, be authorized in the name of and on behalf of the
LLC: (i) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, leases or other instruments for the operation of the LLC's business; and (ii) in general to do all things and execute all documents necessary or appropriate to conduct the business of the LLC as set forth in Section 2.7 hereof, or to protect and preserve the LLC's assets. The Manager Member may delegate any or all of the foregoing powers to one or more of the Officers.

         (c) The Manager Member is required to be a Member, and shall hold office until its resignation in accordance with the provisions hereof. The Manager Member is a "manager" (within the meaning of the Act) of the LLC. The Manager Member shall devote such time to the business and affairs of the LLC as it deems necessary, in its sole discretion, for the performance of its duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate its duties and responsibilities as provided in
Section 3.3.

         (d) Any action taken by the Manager Member, and the signature of the Manager Member (or an authorized representative thereof) on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of the Manager Member and the LLC with respect thereto.

         (e) Any Person dealing with the LLC, the Manager Member or any Member may rely upon a certificate signed by the Manager Member as to (i) the identity of the Manager Member or any Member; (ii) any factual matters relevant to the affairs of the LLC; (iii) the Persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC or the Manager Member.

                   SECTION 3.2 MANAGEMENT COMMITTEE OF THE LLC.

         (a) The LLC shall have a Management Committee (the "Management Committee"). The Manager Member hereby delegates irrevocably and to the greatest extent permitted by applicable law the exclusive power and authority under
Section 3.5(b) of this Agreement to the Management Committee to conduct the day-to-day operations, business and activities of the LLC.

         (b) The Management Committee shall consist of Non-Manager Members determined as follows:

                  (i) The Management Committee shall initially have four (4) members and shall initially consist of Messrs. Rorer, Hesser, Storms and Aronow; in the event Edward C. Rorer is no longer a member of the Management Committee, there shall thereafter be an odd number of members thereto. The number of members of the Management Committee may be increased by the Management Committee, with the written consent of the Manager Member, at any time. In addition, in the event that the Management Committee is deadlocked and unable to resolve any issue that is material, so long as he is a member of the Management Committee, Mr. Rorer's vote shall be deemed the vote of the Management Committee on that particular issue. No person who is not both an active employee of the LLC and a Non-Manager Member (an "Eligible Person") may be, become or remain a member of the Management Committee.

                  (ii) Any vacancy in the Management Committee however occurring (including a vacancy resulting from the increase in size of the Management Committee) may be filled by any other Eligible Person elected by a majority vote of the remaining members of the Management Committee with the written consent of the Manager Member. In lieu of filling any such vacancy, the Management Committee, by majority vote with the written consent of the Manager Member, may determine to reduce the number of members of the Management Committee, but not to a number less than three (3), provided that if at any time there are fewer than three (3) members of the Management Committee, such vacancies must be filled and, if they remain unfilled for a period of greater than five days, shall be filled by a majority vote of the remaining members of the Management Committee with the written consent of the Manager Member.

                  (iii) Members of the Management Committee shall remain members of the Management Committee until their resignation, removal or death. Any member of the Management Committee may resign by delivering his or her written resignation to any member of the Management Committee and the Manager Member. At any time that there are more than three (3) members of the Management Committee, any member of the Management Committee may be removed from such position: (A) with or without cause, by the Management Committee acting by a Committee Vote (with such Committee Vote being calculated for all purposes as if the member of the Management Committee whose removal is being considered were not a member of the Management Committee) with the written consent of the Manager Member, or (B) with or without cause, by the Non-Manager Members acting by a Majority Vote, with the written consent of the Manager Member or (C) For Cause by the Manager Member, with notice to the Management Committee specifying the reasons for the decision. Any Non-Manager Member shall be deemed to have resigned from the Management Committee and shall no longer be a member of the Management Committee immediately upon such Non-Manager Member ceasing to be an active employee of the LLC or otherwise ceasing to be a Non-Manager Member, in each case for any reason.

                  (iv) At any meeting of the Management Committee, presence in person or by telephone (or other electronic means) of a majority of the members of the Management Committee shall constitute a quorum. At any meeting of the Management Committee at which a quorum is present, a majority of the members of the Management Committee may take any action on behalf of the Management Committee (any such action taken by such members of the Management Committee is sometimes referred to herein as a "Committee Vote"). Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting of the Management Committee, if (A) a written consent thereto is signed by all the members of the Management Committee and (B) the Manager Member has been given a copy of such written consent not less than forty-eight (48) hours prior to such action. Notice of the time, date and place of all meetings of the Management Committee shall be given to all members of the Management Committee and the Manager Member at least forty-eight (48) hours in advance of the meeting. A representative of the Manager Member shall be entitled to attend each meeting of the Management Committee. Notice need not be given to any member of the Management Committee or the Manager Member if a waiver of notice is given (orally or in writing) by such member of the Management Committee or the Manager Member (as applicable), before, at or after the meeting. Members of the Management Committee are not "managers" (within the meaning of the Act) of the LLC.

                  (v) Notwithstanding any other provision hereof to the contrary, the Manager Member shall have full power and authority at any time in its sole discretion (and without the consent or approval of the Management Committee or the Non-Manager Members) to increase the number of members of the Management Committee and to fill the vacancies created by any such increase with one or more other Non-

         Manager Members or with other persons selected by the Manager Member, provided that such increase may only be effected by written notice from the Manager Member to the LLC, which written notice must expressly reference this Section of this Agreement.

         SECTION 3.3 OFFICERS OF THE LLC. The Management Committee may designate employees of the LLC as officers of the LLC (the "Officers") as it deems necessary or desirable to carry on the business of the LLC. The Management Committee may delegate any of its power or authority to an Officer or Officers subject to modification and withdrawal of such delegated power and authority by the Management Committee. Any two or more offices may be held by the same person. New offices may be created and filled by the Management Committee. Each Officer shall hold office until his or her successor is designated by the Management Committee or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the LLC and the Manager Member. Any Officer designated by the Management Committee may be removed from his or her office (with or without a concurrent termination of employment) (i) with or without cause by the Management Committee (excluding for all purposes the Person being considered) or (ii) For Cause by the Manager Member, in each case at any time, subject to the terms of such Officer's Employment Agreement with the LLC, if any. A vacancy in any office occurring because of death, resignation, removal or otherwise may be filled by the Management Committee. Any designation of Officers, a description of any duties delegated to such Officers, and any removal of such Officers by the Management Committee, shall be approved by the Management Committee in writing, which approval shall be delivered to the Manager Member. The Officers are not "managers" (within the meaning of the Act) of the LLC.

         SECTION 3.4 EMPLOYEES OF THE LLC.

         (a) The decision to employ and the terms of employment of any employee of the LLC who is not a Non-Manager Member (including, without limitation, with respect to the hiring, all aspects of compensation, promoting, demoting and terminating of such employees), shall be determined by the Management Committee or such Person or Persons to whom the Management Committee may delegate such power and authority (subject, in all instances, to the power of the Management Committee to revoke such delegation in whole or in part (by a Committee Vote that excludes any Person to whom such power and authority has been delegated)), subject, in all cases, to compliance with all applicable laws, rules and regulations and with the provisions of Section 3.5 hereof. Notwithstanding the foregoing, the Manager Member may terminate the employment by the LLC of any employee who has engaged in any activity included in the definition of "For Cause," with notice to the Management Committee specifying the reasons for such decision.

         (b) The granting or Transferring of LLC Interests in connection with any hiring or promotion of an employee shall be subject to the terms and conditions set forth in Articles V and VI hereof.

         (c) Any Person who is a Non-Manager Member may have his or her employment with the LLC terminated by the LLC only: (i) in the case of a termination For Cause, either by the Manager Member or by the Management Committee (excluding for all purposes the Person whose termination is being considered) with the prior written consent of the Manager Member, or (ii) in the case of any other termination by the LLC, by the Management Committee (excluding for all purposes the Person whose termination is being considered), with the prior written consent of the Manager Member.

         SECTION 3.5 OPERATION OF THE BUSINESS OF THE LLC.

         (a) Subject to the terms hereof, the Management Committee is hereby delegated irrevocably the exclusive power and authority to execute, or cause the execution of, transactions in, and to exercise all rights, powers and privileges with respect to, securities and other instruments in accounts of clients of the LLC, which power and authority may be delegated to the Officers of the LLC from time to time in the discretion of the Management Committee.

         (b) Subject to the Manager Member's rights, duties and obligations set forth in the Act and elsewhere in this Agreement (including, without limitation, the provisions of this Section 3.5) the Management Committee is hereby delegated irrevocably and to the greatest extent permitted by applicable law the exclusive power and authority from the Manager Member to manage the day-to-day operations, business and activities of the LLC; including, without limitation, the exclusive power and authority, in the name of and on behalf of the LLC, to:

                  (i) determine the use of the Operating Allocation as set forth in Section 3.5(c) below;

                  (ii) execute such documents and do such acts as are necessary to register (or provide or qualify for exemptions from any such registrations) or qualify the LLC under applicable federal and state securities laws;

                  (iii) enter into contracts and other agreements with respect to the provision of Investment Management Services and execute other instruments, documents or reports on behalf of the LLC in connection therewith;

                  (iv) enter into contracts, agreements and commitments with respect to the operation of the business of the LLC as are consistent with the other provisions of this Agreement and the Act; and

                  (v) act for and on behalf of the LLC in all matters incidental to the foregoing and other day-to-day matters.

         (c) The Operating Allocation of the LLC for any period shall be used by the LLC to provide for and pay its business expenses and expenditures as determined by the Management Committee; including, without limitation, compensation and benefits to its employees, including the Officers, and at the discretion of the Management Committee, establishing reserves for future such payments. Without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(c)), the LLC shall not incur (and the Employee Stockholders shall use commercially reasonable efforts to prevent the LLC from incurring) any expenses or take any action to incur other obligations which expenses and obligations exceed the ability of the LLC to pay or provide for them out of its Operating Allocation on a current or previously reserved basis; provided, however, that the LLC may make any payments required to be made pursuant to that certain License Agreement between the LLC and the Manager Member of even date herewith (the "License Agreement") notwithstanding the limitation set forth in this sentence. Except to the extent otherwise required by applicable law, the LLC shall only make payments of compensation (including bonuses) to its employees (including any Officers) out of the balance of its Operating Allocation remaining after the payment (or reservation for payment) of all the other business expenses and expenditures for the applicable period. Any excess Operating Allocation remaining for any fiscal year following the payment (or reservation for payment) of all business expenses and expenditures including any amount established as a reserve in a prior period reasonably determined to have been in excess of what was necessary for such reserve, may be used by the LLC in such fiscal year and/or in future fiscal years in accordance with the preceding sentence. The Owners' Allocation may be used to provide for and pay the business expenses of the LLC only (i) to the extent specified in Section 3.5(e) with respect to key-man life insurance and disability insurance, Section 4.3 with respect to certain extraordinary expenses and as otherwise agreed to in writing by the Manager Member and the Non-Manager Members acting by a Majority Vote (any such use being referred to herein as an the "Owners' Allocation Expenditure") and (ii) to the extent specified in the proviso contained in the second sentence of this Section 3.5(c) (with any such use not constituting an Owners' Allocation Expenditure).

         For purposes of this Agreement and notwithstanding any contrary treatment required by the LLC or AMG for financial reporting purposes, any expenses paid utilizing funds provided to the LLC by the Stockholders (as defined in the Stock Purchase Agreement) by reason of indemnification obligations under Section 13.1 of the Stock Purchase Agreement (however provided, including pursuant to one of the off-set mechanisms specified in
Section 13.6 thereof resulting in such funds being retained by the LLC), shall not be paid for from the Operating Allocation (and if previously so paid or reserved for such calculation and treatment shall be reversed) and shall not constitute business expenditures or actual expenses of the LLC or Revenues from Operations hereunder.

         (d) The LLC shall not do or commit to do, and the Employee Stockholders and Non-Manager Members shall use all commercially reasonable efforts to prevent the LLC from doing or committing to do, any of the following without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(d)):

                  (i) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding could reasonably be expected to conflict with the provisions of this Section 3.5;

                  (ii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding (individually or in the aggregate) could reasonably be expected to have a material adverse impact on the availability of the Operating Allocation of the LLC in future periods (including, without limitation, long-term leases or employment contracts);

                  (iii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding has the effect of creating a Lien upon any of the assets of the LLC (other than Liens securing indebtedness of the LLC incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase agreement with a vendor, a loan, a financing lease or otherwise), provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (B) such Liens do not at any time encumber any property other than property financed by such indebtedness, (C) the amount of indebtedness secured thereby is not increased and (D) the principal amount of indebtedness secured by such Lien shall at no time exceed the purchase price of such property) or upon any of that portion of the revenues of the LLC which is included in the Owners' Allocation (other than with respect to permitted Owners' Allocation Expenditures hereunder);

                  (iv) take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in the termination of the employment by the LLC of any Employee Stockholder (provided that the foregoing shall not impose any limitation on the ability of an Employee Stockholder to terminate his or her employment with the LLC in accordance with the provisions hereof and any applicable Employment Agreement, and shall not require the LLC to pay additional compensation to retain the services of any Employee Stockholder);

                  (v) create, incur, assume, or suffer to exist any Indebtedness (other than Indebtedness in an amount not to exceed in aggregate principal amount $250,000 outstanding at any time incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase agreement with a vendor, a loan, a financing lease or otherwise), provided that (A) such Indebtedness shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) the amount of such Indebtedness shall not thereafter be increased and (C) the principal amount of such Indebtedness shall at no time exceed the purchase price of such fixed or capital assets);

                  (vi) establish or modify any material compensation arrangement (other than salary and cash bonuses in the ordinary course) or program (whether cash or non-cash benefits) applicable to any employee, in any such case which is subject to ERISA, which requires qualification under the Code, or which otherwise (A) requires the Manager Member (other than in its capacity as Manager Member) or any of its Affiliates to take any action which it would not take but for the action contemplated by the LLC or the Employee Stockholders or Officers or (B) prevents the Manager Member or any of its Affiliates from taking any action which it would otherwise have been able to take but for the action contemplated by the LLC or the Employee Stockholders or Officers (and in addition, each Employee Stockholder will use his or her commercially reasonable efforts to cause the LLC to give the Manager Member not less than thirty (30) days prior written notice before the LLC establishes or modifies any material compensation arrangement (other than salary and cash bonuses in the ordinary course) or program);

                  (vii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) containing severance or termination pay arrangements or which (A) could cause the Manager Member or any of its Affiliates to be liable for termination or severance payments or other contractual payments upon a termination of any employee's employment with the LLC or (B) could cause the LLC to be liable for termination or severance payments or other contractual payments upon a termination of any employee's employment with the LLC in excess of $250,000 individually to any one employee or representing potential liabilities at any one time outstanding (taking into account such contract, agreement or understanding and all other contracts, agreements and understandings of the LLC then in effect) in excess of $1,250,000 in the aggregate;

                  (viii)(A) enter into any line of business other than the provision of Investment Management Services or (B) acquire, form or otherwise establish any subsidiary of the LLC or make any investment in, or otherwise conduct business through, any other Person;

                  (ix)(A) make any change in its Certificate, authorize or issue any membership or other equity or ownership interests of any type in the LLC or repurchase, redeem or otherwise acquire any outstanding interests in the LLC, (B) settle or compromise any material litigation, arbitration, investigation, audit or other proceeding, (C) terminate its existence or voluntarily file for or otherwise commence proceedings with respect to bankruptcy, reorganization, receivership or similar status, (D) make or change any tax election, waive or extend the statute of limitations in respect of taxes, amend any tax return, enter into any closing agreement with respect to taxes, settle any tax claim or assessment or surrender any right to a claim for a tax refund, change any method or principle of accounting in a manner inconsistent with past practice or change regular independent accountants or (E) make any loan or advance to any Person, other than advances of business expenses in the ordinary course of business consistent with past practice;

                  (x)(A) take any action which pursuant to any provision of this Agreement other than Section 3.1 may be taken only by the Manager Member with or without the consent of the Non-Manager Members or the Employee Stockholders, or (B) take any action which requires the approval or consent of the Manager Member pursuant to any provision of this Agreement.

         (e) The LLC will maintain (and the Management Committee shall use all commercially reasonable efforts to cause the LLC to maintain), in full force and effect, such insurance as is customarily maintained by companies of similar size in the same or similar businesses (including, without limitation, errors and omissions liability insurance), the premiums on which will be paid out of the Operating Allocation. The LLC will maintain such key-man life insurance and disability insurance policies on each Employee Stockholder as the Manager Member shall deem necessary or desirable, from time to time, and the Employee Stockholders and Management Committee will use all commercially reasonable efforts to effectuate the foregoing. The LLC will receive the proceeds of the above-referenced insurance policies, and the Members agree with each other and the LLC that the LLC will pay the premiums on such key-man life and disability policies out of the Owners' Allocation.

         (f) In addition to, and not in limitation of, the Manager Member's powers and authority under this Agreement (including, without limitation, pursuant to Section 3.1(a) hereof), the Manager Member shall also have the power, in its sole discretion (after consultation with the Management Committee, to the extent practicable) whether or not they involve day-to-day operations, business and activities of the LLC, to take any or all of the following actions:

                  (i) such actions as it deems necessary or appropriate to cause the LLC or any Affiliate of the LLC, or any officer, employee, member, partner, or agent thereof, to comply with applicable laws, rules or regulations;

                  (ii) such actions as it deems necessary or appropriate to coordinate any initiative which could materially affect the Manager Member, AMG and/or any of its Affiliates but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Committee;

                  (iii) such actions as it deems necessary or appropriate to cause the LLC to fulfill its obligations and exercise its rights under the Stock Purchase Agreement and this Agreement; and

                  (iv) any other action necessary or appropriate to prevent actions that require the Manager Member's consent pursuant to the terms of this Agreement if such consent has not then been given.

         (g) Notwithstanding any of the provisions of this Agreement to the contrary, all accounting, financial reporting and bookkeeping procedures of the LLC shall be established in conjunction with policies and procedures determined under the supervision of the Manager Member. The LLC shall have a continuing obligation to keep AMG's chief financial officer informed of material financial developments with respect to the LLC. Notwithstanding any of the provisions of this Agreement to the contrary, all legal, compliance and regulatory matters of the LLC shall be coordinated with the Manager Member and/or its Affiliates, and the LLC's legal compliance activities shall be conducted and established in conjunction with policies and procedures determined under the supervision of the Manager Member. Each Employee Stockholder and Non-Manager Member covenants and agrees that such Employee Stockholder or Non-Manager Member will at all times conduct its activities in connection with the LLC and any services provided to the LLC in accordance with all applicable laws, rules and regulations, and that it will use all commercially reasonable efforts to ensure that the business and activities of the LLC are conducted in compliance with all applicable laws, rules and regulations in all material respects and (ii) to preserve the goodwill and franchise value of the LLC.

         (h) Notwithstanding any of the provisions of this Agreement to the contrary, the Manager Member shall have the power to establish and mandate that the LLC participate in employee benefit plans which are subject to ERISA or require qualification under Section 401 of the Internal Revenue Code to the extent necessary in order to make the expenses of any such plan(s) deductible or otherwise to comply with ERISA or the Code, and may establish or modify the terms of any such plan to the extent necessary in connection therewith, provided that any such action taken by the Manager Member shall treat the Affiliates of the Manager Member subject to such action in an equitable manner (i.e., a manner not materially more disadvantageous to one Affiliate than to other Affiliates of the Manager Member, as reasonably determined by the Manager Member) to the extent permissible under ERISA and the Code and consistent with achieving tax deductibility.

         (i) Notwithstanding any of the provisions of this Agreement to the contrary, the Management Committee and Employee Stockholders of the LLC will cooperate with the Manager Member and its Affiliates in implementing any initiative generally involving the LLC and a number of such Affiliates but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Committee.

         SECTION 3.6 COMPENSATION AND EXPENSES OF THE MEMBERS. The Manager Member may receive compensation for services provided to the LLC only to the extent approved by the Management Committee. The LLC shall, however, pay and/or reimburse the Manager Member for extraordinary expenses incurred by the Manager Member or AMG directly in connection with the operation of the LLC. It is expressly understood by the parties hereto that the Manager Member's general overhead items and expenses (including, without limitation, salaries, rent and travel expenses) shall not be reimbursed by the LLC. Stockholders, officers, directors, Members and agents of Members may serve as employees of the LLC and be compensated therefor out of the Operating Allocation as determined by the Management Committee (or its delegate(s)) pursuant to Section 3.5(c)). Except in respect of their provision of services as employees of the LLC for which they may be compensated out of the Operating Allocation as contemplated by the preceding sentence, Non-Manager Members and members of their Immediate Family may not receive compensation on account of the provision of services to the LLC.

         SECTION 3.7 OTHER BUSINESS OF THE MANAGER MEMBER AND ITS AFFILIATES. The Manager Member, AMG and their respective Affiliates may engage, independently or with others, in other business ventures of every nature and description, including the acquisition, creation, financing, trading in, and operation and disposition of interests in, investment managers and other businesses that may be competitive with the LLC's business. Neither the LLC nor any of the Non-Manager Members shall have any right in or to any other such ventures by virtue of this Agreement or the limited liability company created or continued hereby, nor shall any such activity by the Manager Member, AMG or such Affiliates in and of itself be deemed wrongful or improper or result in any liability of the Manager Member, AMG or such Affiliates. None of the Manager Member, AMG or any of their Affiliates shall be obligated to present any opportunity to the LLC even if such opportunity is of such a character which, if presented to the LLC, would be suitable for the LLC. Neither the Manager Member nor AMG shall disclose any Intellectual Property owned or used in the course of business by the LLC to any Person, including, without limitation , any Affiliate, and each of the Manager Member and AMG agrees always to keep secret and not ever to publish, divulge, furnish, use or make accessible to anyone any Intellectual Property that is not otherwise publicly available (other than Intellectual Property that is publicly available by virtue of a breach of the provisions of this Section 3.7), in each case other than in the regular business of the LLC and its Controlled Affiliates, as required by court order or by law or in connection with the enforcement of this Agreement or the Stock Purchase Agreement.

         SECTION 3.8 NON-MANAGER MEMBERS AND NON-SOLICITATION AGREEMENTS. Each Employee Stockholder and, if there is one, the Non-Manager Member of which it is a stockholder (its Non-Manager Member), has provided the LLC with either (a) an Employment Agreement with the LLC,or (b) a Non-Solicitation/Non-Disclosure Agreement in form and substance substantially similar to EXHIBIT B hereto (the "Non-Solicitation Agreement") (and, in the case of any substitute Non-Manager Member (pursuant to Section 5.2 hereof) or Additional Non-Manager Member (as defined in Section 5.5 hereof) which is not already bound by a Non-Solicitation Agreement, it shall, prior to and as a condition precedent to becoming a Non-Manager Member, provide the LLC with such an agreement (together with any changes or modifications thereto as the Manager Member may deem necessary or desirable) and such agreements do and shall, at all times, provide that each of the LLC and the Manager Member shall be entitled to enforce the provisions of such agreements on its own behalf and that the Management Committee or the Manager Member shall be entitled to enforce the provisions of such agreements on behalf of the LLC.

         SECTION 3.9 NON-SOLICITATION AND NON-DISCLOSURE BY NON-MANAGER MEMBERS AND EMPLOYEE STOCKHOLDERS.

         (a) Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member and such Employee Stockholder shall not, while employed by the LLC or any of its Affiliates, engage in any Prohibited Competition Activity.

         (b) In addition to, and not in limitation of, the provisions of Section 3.9(a) hereto, each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member and such Employee Stockholder shall not, during the period beginning on the date such Non-Manager Member becomes a Non-Manager Member, and until the date which is two (2) years after the termination of such Employee Stockholder's employment with the LLC and its Affiliates, without the express written consent of the Manager Member and the Management Committee, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the LLC and its Controlled Affiliates:

                  (i) provide Investment Management Services to any Person that is a Past, Present or Potential Client of the LLC; PROVIDED, HOWEVER, that this clause (i) shall not be applicable to clients of the LLC (including Potential Clients) who are also members of the Immediate Family of the Employee Stockholder;

                  (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds with respect to which the LLC or any of its Controlled Affiliates provides Investment Management Services to be withdrawn from such management, or (B) causing any Client of the LLC (including any Potential Client) not to engage the LLC or any of its Controlled Affiliates to provide Investment Management Services for any additional funds;

                  (iii) contact or communicate with, in either case in connection with Investment Management Services, whether directly or indirectly, any Past, Present or Potential Clients of the LLC; PROVIDED, HOWEVER, that this clause (iii) shall not be applicable to clients of the LLC (including Potential Clients) who are also members of the Immediate Family of the Employee Stockholder; or

                  (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the LLC or any of its Controlled Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving investment advisory services with any employee, agent or consultant or former employee, agent or consultant, of the LLC or its Controlled Affiliates who was employed by or acted as an agent or consultant to the LLC (or its predecessor Edward C. Rorer & Co., Inc. or any predecessor thereto) or their respective Controlled Affiliates at any time during the two (2) year period preceding the termination of the Employee Stockholder's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

For purposes of this Section 3.9(b), (x) the term "Past Client" shall be limited to those past Clients who were recipients of Investment Management Services, directly or indirectly, from, the LLC (including its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto) and/or their respective Controlled Affiliates at the date of termination of the Employee Stockholder's employment or at any time during the two (2) years immediately preceding the date of such termination; and (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made (or other requisite action was taken) within two (2) years prior to the date of termination of the Employee Stockholder's employment.

Notwithstanding the provisions of Sections 3.9(a) and 3.9(b), any Employee Stockholder may make passive investments in an enterprise which is competitive with AMG or the LLC the shares or other equity interests of which are publicly traded provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family, are, at the time such investments are made, less than five percent (5%) of the outstanding shares or comparable interests in such entity.

         (c) Each Member and each Employee Stockholder agrees that any and all presently existing investment advisory businesses of the LLC and its Controlled Affiliates (including its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto), and all businesses developed by the LLC and its or such predecessor's Controlled Affiliates, including by such Employee Stockholder or any other employee of the LLC (including, without limitation, employees of its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto), including without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the LLC (or its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto) or their respective Controlled Affiliates or earned or carried on by the Employee Stockholder for the LLC or its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto or their respective Controlled Affiliates, and all trade names, service marks and logos under which the LLC or its Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the LLC or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the LLC or such Controlled Affiliate. In addition, each Member and each Employee Stockholder acknowledges and agrees that the investment performance of the accounts managed by the LLC (and its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto) was attributable to the efforts of the team of professionals of the LLC (or its predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto, as applicable) and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts managed by the LLC (and its predecessor, Edward C. Rorer & Co., Inc. and any predecessor thereto) are and shall be the exclusive property of the LLC.

         (d) Each Non-Manager Member and each Employee Stockholder acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the LLC's predecessor, Edward C. Rorer & Co., Inc. or any predecessor thereto), such Member and Employee Stockholder has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the LLC or its Controlled Affiliates. Each Non-Manager Member and each Employee Stockholder agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the LLC and its Controlled Affiliates or as required bycourt order or by law (on the written advice of outside counsel)) any Intellectual Property of the LLC or any Controlled Affiliate thereof unless such information can be shown to be in the public domain through no fault of such Non-Manager Member or Employee Stockholder. At the termination of the Employee Stockholder's services to the LLC, all data, memoranda, client lists, notes, programs andother papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control, shall be returned to the LLC and remain in its possession. Any Person who becomes a Non-Manager Member of the LLC, or who acquires a beneficial interest in an entity which is a Non-Manager Member of the LLC, and does not enter into a Non-Solicitation/Non-Disclosure Agreement in the form attached hereto as Exhibit B shall not be provided access to any confidential or proprietary information of the LLC (except to the extent as may be otherwise required by applicable law).

         (e) Each Non-Manager Member and each Employee Stockholder acknowledges that, in the course of entering into this Agreement, the Non-Manager Member and the Employee Stockholder have had and, in the course of the operation of the LLC, the Non-Manager Member and Employee Stockholder will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG. Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and its Members, and for the benefit of the Manager Member and

AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the Manager Member's request or by court order or by law (on the written advice of outside counsel)) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by AMG) of AMG unless such information can be shown to be in the public domain through no fault of such Non-Manager Member or Employee Stockholder. At the termination of the Employee Stockholder's service to the LLC, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control shall be returned to AMG and remain in its possession.

         (f) The provisions of this Section 3.9 shall not be deemed to limit any of the rights of the LLC or the Members under any of the Employment Agreements, Non-Solicitation Agreements or under applicable law, but shall be in addition to the rights set forth in each of the Employment Agreements and Non- Solicitation Agreements, and those which arise under applicable law.

         SECTION 3.10 REMEDIES UPON BREACH.

         (a) In the event that a Non-Manager Member or its Employee Stockholder
(i) breaches any of the provisions of Section 3.9 hereof, or (ii) breaches any of the non-competition or non-solicitation provisions of the Employment Agreement or Non-Solicitation Agreement to which it or he is a party (in each case, including, without limitation, following the termination of his or her employment with the LLC), then (A) such Non-Manager Member shall forfeit its right to receive any payment for its LLC Interests under Section 3.11, although it shall cease to be a Non-Manager Member in accordance with the provisions of
Section 3.11(e) and (B) AMG (or its assignees) shall have no further obligations under any promissory note theretofore issued to such Non-Manager Member pursuant to Section 3.11(f) and (C) the LLC shall be entitled to withhold any other payments to which such Non-Manager Member otherwise would be entitled to offset damages resulting from such breach; provided, however, that, absent a determination by an arbitrator or a court of competent jurisdiction that such Non-Manager Memberhas so breached any of such provisions, such right of setoff shall not extend to any payments to the Non-Manager Member to the extent paid out of the Operating Allocation of the LLC.

         (b) Each Non-Manager Member and each Employee Stockholder agrees that any breach of the provisions of Section 3.9 of this Agreement or of the provisions of the Employment Agreement or Non- Solicitation Agreement by such Non-Manager Member or Employee Stockholder could cause irreparable damage to the LLC and the other Members, and that the LLC (by action of the Management Committee) and/or the Manager Member, shall have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of a Member's or Employee Stockholder's obligations hereunder or thereunder.

         SECTION 3.11 REPURCHASE UPON TERMINATION OF EMPLOYMENT OR TRANSFER BY OPERATION OF LAW.

         (a) In the event that the employment by the LLC of any Employee Stockholder terminates for any reason, then:

                           (i) if the termination of the Employee Stockholder
                  occurred because of the death or Permanent Incapacity of such Employee Stockholder, the LLC shall purchase and the Non-Manager Member (or the Non-Manager Member of which such Employee Stockholder was the owner, as applicable) (as indicated on SCHEDULE A hereto) (and its Permitted Transferees, if any) (each a "Repurchased Member") shall sell to the LLC for cash, LLC Points up to the portion of the Repurchase Price (as such term is defined in Section 3.11(c) below) which is equal to the cash proceeds of any key-man life insurance policies or lump-sum disability insurance policies, as applicable, maintained by the LLC on the life or health of such Employee Stockholder, net of any tax liability expected to result to the LLC and/or the other Members from the receipt of such proceeds (an "LLC Repurchase"), and

                           (ii) in each other such case (and, in the case of the
                  death or Permanent Incapacity of an Employee Stockholder, to the extent the Repurchase Price exceeds the after-tax insurance proceeds described in clause (i) of this Section 3.11(a) (determined after all such proceeds have been collected)), AMG shall purchase and the Non-Manager Member (or the Non-Manager Member of which such Employee Stockholder was the owner, as applicable) (as indicated on SCHEDULE A hereto) (and its Permitted Transferees) (each a "Repurchased Member") shall sell (each a "Manager Member Repurchase") all (or, in the case of the death or Permanent Incapacity of an Employee Stockholder, such portion as is not required to be purchased by the LLC under clause (i) of Section 3.11(c) hereof) of the LLC Interests held by the Repurchased Member, in each case, pursuant to the terms of this Section 3.11. For purposes hereof, each LLC Repurchase and each Manager Member Repurchase together with the related LLC Repurchase, if any, is referred to as a "Repurchase."

                  (b) The closing of the Repurchase will take place on a date set by the Manager Member (the "Repurchase Closing Date") which shall be after the last day of the calendar quarter in which the Employee Stockholder's employment with the LLC is terminated but which is not more than one hundred twenty (120) days after the date on which the termination of the employment by the LLC of the relevant Employee Stockholder occurred; PROVIDED, HOWEVER, that
(i) if the employment by the LLC of such Employee Stockholder is terminated because of the death or Permanent Incapacity of such Employee Stockholder, then the Repurchase Closing Date shall be a date set by the Manager Member which is as soon as reasonably practicable after the later of (A) one hundred twenty
(120) days after the death or Permanent Incapacity, as applicable, of such Employee Stockholder or (B) thirty (30) days after the LLC has received the proceeds of all key-man life insurance policies or disability insurance policies, as applicable, maintained by the LLC on the life or health of such Employee Stockholder.

                  (c) The purchase price for the Repurchase (the "Repurchase Price") shall be determined as follows:

                           (i) If the Employee Stockholder's employment with the
                  LLC is terminated because of the death, Permanent Incapacity or Retirement of the Employee Stockholder or if such Employee Stockholder's employment with the LLC was terminated by the LLC other than For Cause or Unsatisfactory Performance, then the Repurchase Price shall equal (which is intended to be a proxy for market value):

                           (A) seven (7.0) multiplied by the positive difference, if any (the "Applicable Cash Flow"), of
                           (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs and (II) thirty three and thirty three one hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs minus (y) the amount by which the actual expenses of the LLC (determined on an accrual basis in accordance with generally accepted accounting principles consistently applied) exceeded the Operating Allocation of the LLC (including previously reserved Operating Allocation) during the twelve (12) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, multiplied by

                           (B) a fraction (the "Applicable Fraction"), the numerator of which is the number of Vested LLC Points being purchased in the Repurchase, and the denominator of which is the number of LLC Points outstanding on the date of the closing of the Repurchase (before giving effect to any issuance, redemption or vesting of LLC Points on such date).

                           (ii)In all other cases, (including, without
                  limitation, the quitting or resignation of an Employee Stockholder or the termination of such Employee Stockholder For Cause or for Unsatisfactory Performance), the Repurchase Price shall equal (A) three (3.0) multiplied by (B) the Applicable Cash Flow multiplied by (C) the Applicable Fraction; PROVIDED, HOWEVER, that for any Repurchase under this clause (ii) relating to such a termination of employment occurring within (I) the first five (5) years after the Effective Date, with respect to Initial LLC Points, or (II) the first five (5) years (or any such shorter period as may be expressly provided in the Purchase Program or agreements entered into thereunder with respect to particular LLC Points) after the date of receipt by the Employee Stockholder, with respect to any other LLC Points held by such Employee Stockholder, the Repurchase Price shall be $1.00. Sample calculations under Section 3.11(c)(i) and Section 3.11(c)(ii) are attached as SCHEDULE B hereto.

         If a Repurchase Price must be determined prior to (A) twenty-four (24) months after the Effective Date, then the amount of the LLC's Maintenance Fees for the portion of the relevant twenty-four (24) month period before the Effective Date shall be calculated on a pro-forma basis such that the Maintenance Fees of the LLC for the relevant period prior to the Effective Date shall be deemed to be equal to fifty percent (50%) of the Revenues From Operations of the LLC's predecessor, Edward C. Rorer & Co., Inc., for such period multiplied by the lesser of (x) one (1) or

(y) a fraction, the numerator of which is the sum of the Contract Values of each Advisory Contract (which was not terminated at or prior to the Closing or the Asset Transfer and was assigned to the LLC and with respect to which the Client of the LLC gave its Consent to the assignment resulting from the transactions contemplated by the Stock Purchase Agreement), and the denominator of which shall be the Base Fees, and (B) thirty-six (36) months after the Effective Date, then the amount of the LLC's Earned Performance Fees for the portion of the relevant thirty-six (36) month period before the Effective Date shall be deemed zero. Capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning ascribed to such terms in Section 9.3 of the Stock Purchase Agreement.

                  (d) The rights of AMG, the Manager Member, the LLC and their assignees hereunder are in addition to and shall not affect any other rights which AMG, the Manager Member, the LLC or their assigns may otherwise have to repurchase LLC Interests (including, without limitation, pursuant to any agreement entered into by a Non-Manager Member or an Additional Non-Manager Member which provides for the vesting of LLC Points).

                  (e) On the Repurchase Closing Date, AMG and/or the LLC or their respective assignees (as applicable) shall pay to the Repurchased Member the Repurchase Price for the LLC Interests repurchased in the manner set forth in this Section 3.11, and upon such payment the Repurchased Member shall cease to hold any LLC Interests, and such Repurchased Member automatically shall be deemed to have withdrawn from the LLC and shall cease to be a Member of the LLC and shall no longer have any rights hereunder; PROVIDED, HOWEVER, that the provisions of this Article III shall continue as set forth in Section 3.11(f) below. On the Repurchase Closing Date, the Repurchased Member and the LLC (and if AMG is purchasing LLC Interests from the Repurchased Member, AMG) (or their assignees) shall, if AMG so requests, execute an agreement reasonably acceptable to the Manager Member (i) in which the Repurchased Member represents and warrants to the Manager Member and/or AMG and/or the LLC, as applicable (or their assignees), that it has sole record and beneficial title to the Repurchased Interest, free and clear of any Liens other than those imposed by this Agreement and (ii) addressing such other matters as AMG reasonably requests. Payment of the Repurchase Price shall be made as follows: (A) in the case of termination of employment because of death or Permanent Incapacity (to the extent of the collected proceeds of any disability insurance policies under which the LLC is the beneficiary upon the permanent incapacity of such Employee Stockholder, net of any tax liability expected to result to the LLC and/or the other Members therefrom), by wire-transfer of immediately available funds on the Repurchase Closing Date to an account designated by the Repurchased Member at least three (3) business days prior to the Repurchase Closing Date, and (B) in the case of any other termination of employment (including a termination of employment because of Permanent Incapacity to the extent the obligation exceeds the proceeds of any key-man disability insurance policies described above (net of any tax liability expected to result to the LLC and/or the other Members therefrom)), (I) in the case of a termination by the LLC other than For Cause or Unsatisfactory Performance, on the Repurchase Closing Date; and (II) in the case of any other termination, on the later to occur of (x) the Repurchase Closing Date or (y) the date which is the first business day after the fifth anniversary of the Effective Date.

                  (f) If an Employee Stockholder's employment with the LLC is terminated because such Employee Stockholder has quit or resigned (other than a resignation which is included in the definition of "Retirement") or was terminated For Cause or for Unsatisfactory Performance, then, at the sole discretion of the Manager Member, the payment required by this
Section 3.11 may be made with a promissory note in the form attached hereto as EXHIBIT C, with an initial principal amount equal to the Repurchase Price, and the principal of which promissory note would be paid in four (4) equal annual installments, with the first installment to be paid on the date payment of the Repurchase Price would be required under Section 3.11(e) above (in each case, subject to the terms and conditions of this Agreement and such note).

                  (g) AMG may assign and/or delegate any or all of its rights and obligations under this Section 3.11, in one or more instances, to the Manager Member or to any other Person; PROVIDED, HOWEVER, that no such assignment or delegation shall relieve AMG of its obligation to make payment of a Repurchase Price. AMG may, with a Majority Vote (excluding, for purposes of determining such Majority Vote, the Non-Manager Member whose interest is being repurchased), assign any or all of its rights and obligations under this Section 3.11, in one or more instances, to the LLC, provided that the foregoing limitation shall have no effect on the LLC's obligation set forth in Section 3.11(a)(i) regarding the use of the proceeds of a key-man life or disability insurance policy.

                  (h) In the event that a Non-Manager Member or Employee Stockholder (or other holder of LLC Points, other than the Manager Member) (i) has filed a voluntary petition under the bankruptcy laws or a petition for the appointment of a receiver or makes any assignment for the benefit of creditors,
(ii) is subject involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to any of its LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, and such involuntary petition or assignment or attachment is not discharged within sixty
(60) days after its effective date, or (iii) is subject to a Transfer of any of its LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, by court order or decree or by operation of law, then AMG shall in its sole discretion be entitled to purchase all the LLC Interests held by such Non-Manager Member (or other holder of LLC Points, other than the Manager Member) (including the Non-Manager Member through which such Employee Stockholder holds his or her interest in the LLC) pursuant to the terms of this
Section 3.11 as if such Non-Manager Member (or other holder of LLC Points) was a Repurchased Member with the purchase price determined pursuant to Section 3.11(c)(ii) and the date of the closing to be determined by the Manager Member in its discretion. In order to give effect to clause (iii) of the foregoing, if any of the interests of a Non-Manager Member in the LLC, or of an Employee Stockholder in a Non-Manager Member, become subject to Transfer (or purport to be or have been Transferred) by a court order or decree or by operation of law, the Non-Manager Member (or other holder of LLC Points, other than the Manager Member) (whose interest in the LLC or the interests in which are subject to such Transfer) shall cease to be a Member of the LLC, and the transferee by court order or decree or by operation of law shall not become a Member, and AMG shall have the right in its sole discretion to purchase from the Non-Manager Member which has ceased to be a Non-Manager Member (or other holder of LLC Points), all his, her or its interest in the LLC as set forth in the preceding sentence. In the event that AMG in its sole discretion determines not to purchase the LLC Interests held by a Non-Manager Member (or other holder of LLC Points, other than the Manager Member) pursuant to the foregoing provisions of this Section 3.11(h), AMG shall assign its right to make such purchase to any one or more other Non-Manager Members who desire to make such purchase for their own accounts, and who the Management Committee shall have authorized in writing to make such purchase (the

Management Committee determining the respective percentages such other Non-Manager Members shall be permitted to purchase), and such other Non-Manager Member(s) shall be entitled to purchase such LLC Interests on the same terms that would have been applicable to AMG had it elected to make such purchase pursuant to the foregoing provisions of this Section 3.11(h).

                  (i) In the event that a Non-Manager Member is required to sell its LLC Interests pursuant to the provisions of this Section 3.11, and in the further event that such Non-Manager Member refuses to, is unable to, or for any reason fails to, execute and deliver the agreements required by this Section 3.11, the LLC or AMG, as applicable (or their respective assigns or designees, as applicable) may deposit the purchase price, if any, therefor (including cash and/or promissory notes) with any bank doing business within fifty (50) miles of the LLC's principal place of business, or with the LLC's accounting firm, as agent or trustee, or in escrow, for the Non-Manager Member, to be held by such bank or accounting firm for the benefit of and for delivery to such Non-Manager Member. Upon such deposit by the LLC or AMG (or their respective assigns) and upon notice thereof given to the Non-Manager Member (or other holder of LLC Points, other than the Manager Member), such Non-Manager Member's LLC Interests automatically shall be deemed to have been sold, transferred, conveyed and assigned to the LLC or AMG (or their assigns), as applicable, the Non-Manager Member shall cease to hold any LLC Interests, shall cease to be a Member of the LLC and shall have no further rights with respect thereto (other than the right to withdraw the payment therefor, if any, held in escrow), and the Manager Member shall record such transfer or repurchase on SCHEDULE A hereto.

         SECTION 3.12 NO EMPLOYMENT OBLIGATION. Each Non-Manager Member and each Employee Stockholder acknowledges that neither this Agreement nor the provisions of the Non-Solicitation Agreement creates an obligation on the part of the LLC to continue the employment of an Employee Stockholder or any other Person with the LLC, and that such Employee Stockholder, unless he or she is a party to an Employment Agreement, is an employee at will of the LLC.

         SECTION 3.13 CAPITALIZATION OF EXCESS OPERATING CASH FLOW. At any time the Management Committee reasonably believes that the Operating Allocation of the LLC will exceed the actual expenses of the LLC (taking into account business conditions at the time and including both a reasonable allowance for either loss of business or a change in margins in the business), at the request of the Management Committee, representatives of the Manager Member shall meet with the Management Committee to discuss the extent of such excess and the Management Committee and the Manager Member shall reasonably and in good faith agree upon the amount (if any) of such excess. Upon such agreement, the Management Committee and the Manager Member shall negotiate in good faith for the purpose of determining a reasonable and appropriate means to permit the Non-Manager Members to utilize such excess Operating Allocation. Subject to such agreement, such means may include (but shall not be limited to) the following examples: An increase in the percentage of Revenues from Operations that constitutes Owners' Allocation (together with the grant of put rights applicable to such adjusted Owners' Allocation on terms comparable to those set forth in Article VII hereof), the purchase of all or a portion of any excess by AMG or the Manager Member (or its designee(s)) on terms comparable to the terms set forth in
Article VII hereof with respect to Puts or Section 3.11 with respect to Repurchases or any combination of the foregoing.

         SECTION 3.14 MISCELLANEOUS. Each Member and each Employee Stockholder agrees that the enforcement of the provisions of Sections 3.8, 3.9, 3.10 and
3.11 hereof, and the enforcement of the provisions of the Employment Agreements and Non-Solicitation Agreements are necessary to ensure the protection and continuity of the business, goodwill and confidential business information of the LLC for the benefit of each of the Members. Each Member and each Employee Stockholder agrees that, due to the proprietary nature of the LLC's business, the restrictions set forth in Section 3.9 hereof and in the Employment Agreements and the Non-Solicitation Agreements are reasonable as to duration and scope. If any provision contained in this Article III shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this
Article III. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law.

         Each Member and Employee Stockholder acknowledges that the obligations and rights under Sections 3.8, 3.9, 3.10 and 3.11 and this Section 3.14 shall survive the termination of the employment of an Employee Stockholder with the LLC and/or the withdrawal or removal of a Member from the LLC, regardless of the manner of such termination, withdrawal or removal in accordance with the provisions hereof and of the relevant Employment or Non-Solicitation Agreement. Moreover, each Member agrees that the remedies provided herein, are reasonably related to the anticipated loss that the LLC and the Members (including, without limitation, the Manager Member which would be purchasing LLC Interests from a Non-Manager Member) would suffer upon a breach of such provisions. Except as agreed to by the Manager Member, in advance in a writing making specific reference to this Article III, no Employee Stockholder or Non-Manager Member shall enter into any agreement or arrangement which is inconsistent with the terms and provisions hereof.


                      ARTICLE IV - CAPITAL CONTRIBUTIONS;
                CAPITAL ACCOUNTS AND ALLOCATIONS; DISTRIBUTIONS.

         SECTION 4.1CAPITAL CONTRIBUTIONS.

                  (a) On or prior to the Effective Date, Edward C. Rorer & Co., Inc. contributed to the LLC certain of its assets, properties, rights, powers, privileges and business (and the goodwill associated therewith) and the LLC assumed all of the liabilities of Edward C. Rorer & Co., Inc., and the Members agree that such Capital Contribution had the value set forth on Schedule A hereto. Except as may be agreed to in connection with the issuance of additional LLC Points, as specifically set forth herein, or as may be required under applicable law, the Members shall not be required to make any further capital contributions to the LLC. No Member shall make any capital contribution to the LLC without the prior consent of the Manager Member.

                  (b)No Member shall have the right to withdraw any part of his, her or its (or their predecessors in interest) Capital Contribution until the dissolution and winding up of the LLC, except as distributions pursuant to this
Article IV may represent returns of capital, in whole or in part. No Member shall be entitled to receive any interest on any Capital Contribution made by it (or its predecessors in interest) to the LLC. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

         SECTION 4.2 CAPITAL ACCOUNTS; ALLOCATIONS.

                  (a) There shall be established for each Member a Capital Account (a "Capital Account") which, in the case of each Member, shall initially be equal to the Capital Contribution of such Member as set forth on SCHEDULE A hereto.

(b)The Capital Account of each Member shall be adjusted in the following manner. Each Capital Account shall be increased by such Member's allocable share of income and gain, if any, of the LLC (as well as the Capital Contributions made by a Member after the Effective Date) and shall be decreased by such Member's allocable share of deductions and losses, if any, of the LLC and by the amount of all distributions made to such Member. The amount of any distribution of assets other than cash shall be deemed to be the Fair Market Value of such assets (net of any liabilities encumbering such property that the distributee Member is considered to assume or take subject to). Capital Accounts shall also be adjusted upon the issuance of additional LLC Interests as set forth in
Section 5.5(c) and upon the transfer of LLC Interests as set forth in Section
5.1. To the extent not otherwise provided for in this Agreement, the Capital Accounts of the Members shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

                  (c) Subject to Sections 4.2(e), 4.2(g) and 4.5 hereof, all items of LLC income and gain shall be allocated among the Members' Capital Accounts at the end of every calendar quarter as follows:

                          (i) first, items of income and gain shall be allocated
                  to the Manager Member in an amount equal to the Owners' Allocation for such calendar quarter (net of Owners' Allocation Expenditures for such calendar quarter) multiplied by a fraction (1) the numerator of which is the sum of the number of LLC Points held by the Manager Member as of the first day of such calendar quarter and (2) the denominator of which is the number of LLC Points outstanding as of the first day of such calendar quarter, provided, that for the first full calendar quarter following the Effective Date, the Manager Member shall be allocated additional items of income and gain totaling $112,000 pursuant to this clause (i);

                          (ii) second, the Manager Member shall be allocated
                  items of income and gain until the Manager Member has been allocated cumulative income and gain under this Section 4.2(c)(ii) equal to the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii) and 4.2(d)(iii) in prior periods if any;

                          (iii) third, items of income and gain, if any, shall
                  be allocated (A) first, to each Non-Manager Member in an amount equal to the Owners' Allocation for such calendar quarter (net of Owners' Allocation Expenditures for such calendar quarter) multiplied by a fraction (1) the numerator of which is the sum of the number of Vested LLC Points held by such Non-Manager Member as of the first day of such calendar quarter and (2) the denominator of which is the number of LLC Points outstanding as of the first day of such calendar quarter, and (B) second, to Edward C. Rorer if he was a Non-Manager Member as of the first day of such calendar quarter, and otherwise among all Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such calendar quarter, in an amount equal to the remaining Owners' Allocation for such calendar quarter (net of Owners' Allocation Expenditures for such calendar quarter), until the aggregate amount of such items allocated to the Members (including both the Manager Member and the Non-Manager Members) pursuant to Sections 4.2(c)(i) and 4.2(c)(ii) and this 4.2(c)(iii) for such calendar quarter equal the aggregate amount of the Owners' Allocation (net of Owners' Allocation Expenditures) for such calendar quarter, provided, that for the first full calendar quarter following the Effective Date, the aggregate items of income and gain allocated to the Non-Manager Members pursuant to this clause (iii) shall be reduced by $112,000 (such reduction to be borne pro rata by the Non-Manager Members in accordance with the proportions of income and gain allocated to the Non-Manager Members pursuant to this clause (iii) for such calendar quarter);

                          (iv) finally, all remaining items of LLC income and
                  gain shall be allocated among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such calendar quarter.

                  (d) Except to the extent provided in Sections 4.2(f), 4.2(g) and 4.5, all items of LLC loss and deduction shall be allocated among the Members' Capital Accounts at the end of every calendar quarter as follows:

                           (i) first, all items of LLC loss and deduction for
                  such calendar quarter shall be allocated (A) first, among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such calendar quarter, until the aggregate allocations to the Non-Manager Members pursuant to this clause (A) equals the aggregate amount of allocations of income and gain to the Non-Manager Members pursuant to
                  Section 4.2(c)(iv) for such calendar quarter, (B) second, to Edward C. Rorer if he was a Non-Manager Member as of the first day of such calendar quarter, and otherwise among all Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such calendar quarter, until the aggregate allocations to such Person(s) pursuant to this clause (B) equals the aggregate amount of allocations of income and gain to such Person(s) pursuant to Section 4.2(c)(iii)(B) for such calendar quarter, and (C) third, among the Non-Manager Members in accordance with (and in proportion to) their respective numbers of Vested LLC Points on the first day of such calendar quarter, until all such Capital Accounts shall have been reduced to zero (0) (after giving effect to the allocations of income and gain for such calendar quarter under Section 4.2(c)), provided that no additional loss or deduction shall be allocated to any Non-Manager's Capital Account pursuant to this Section 4.2(d)(i) once such Capital Account has been reduced to zero (0) (but losses and deductions shall continue to be allocated to the Capital Accounts of the other Non-Manager Members pursuant to this Section 4.2(d)(i) until all such Non-Manager Members' Capital Accounts have been reduced to zero (0));

                          (ii) second, all items of LLC loss and deduction for
                  such calendar quarter not allocated to the Non-Manager Members under Section 4.2(d)(i) shall be allocated to the Manager Member until its Capital Account shall have been reduced to zero (0); and

                          (iii) finally, all items of LLC loss and deduction for
                  such calendar quarter not allocated to the Members under Sections 4.2(d)(i) and 4.2(d)(ii) shall be allocated among all Members in accordance with (and in proportion to) each Member's respective number of LLC Points as of the first day of such calendar quarter.

                  (e) If the LLC has a net gain from any sale, exchange or disposition of all, or substantially all, of the assets of the LLC, then that net gain shall be allocated among the Members as follows:

                           (i) first, gain shall be allocated to the Manager
                  Member until the Manager Member has been allocated cumulative gain which, together with income and gain previously allocated to the Manager Member under Section 4.2(c)(ii) hereof, equals the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii) and 4.2(d)(iii) in prior periods;

                           (ii) thereafter, gain shall be allocated among the
                  Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction.

                  (f) If the LLC has a net loss from any sale, exchange or other disposition of all, or substantially all, of the assets of the LLC, then that net loss shall be allocated among the Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction, provided that no additional losses shall be allocated to a Member once its Capital Account has been reduced to zero (0), unless all Members' Capital Accounts have then been reduced to zero (0). All items of LLC deduction relating to the payment by the LLC of a Royalty (as defined therein) ("Royalty") for a calendar quarter pursuant to the License Agreement shall be allocated at the end of such calendar quarter solely to the Manager Member.

                  (g) In the event that during any calendar quarter (or any fiscal year) there is any change of Members or LLC Points (whether as a result of the admission of an Additional Non-Manager Member, the redemption by the LLC of all (or any portion of) any Non-Manager Member's LLC Points, an issuance or transfer of any LLC Points or otherwise), the following shall apply: (i) such transfer shall be deemed to have occurred as of the end of the last day of the calendar quarter in which such change occurred, (ii) the books of account of the LLC shall be closed effective as of the close of business on the effective date of any such change as set forth in clause (i) and such fiscal year shall thereupon be divided into two or more portions, (iii) each item of income, gain, loss and deduction shall be determined (on the closing of the books basis) for the portion of such fiscal year ending with the date on which the books of account of the LLC are so closed, and (iv) each such item for such portion of such fiscal year shall be allocated (pursuant to the provisions of Sections 4.2(c) and (d) hereof) to those Persons who were Members during such portion of such fiscal year in accordance with their respective LLC Points during such period.



         SECTION 4.3DISTRIBUTIONS.

                  (a)Subject to Section 4.4 hereof, from and after the date hereof, within thirty (30) days after the end of each calendar quarter, the Manager Member shall, to the extent cash is available therefor, and based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof (after approval thereof by the Manager Member), cause the LLC to (i) first, distribute to the Manager Member an amount equal to the allocations of income and gain to the Manager Member pursuant to Section 4.2(c)(i) and/or Section 4.2(c)(ii) for such calendar quarter (less the Manager Member's pro rata portion of any reservation from the Owners' Allocation pursuant to the last sentence of this Section 4.3(a)), and less an amount equal to the Royalty payments made by the LLC pursuant to the License Agreement for such calendar quarter), (ii) second, distribute to each Non-Manager Member (and each Person who was a Non-Manager Member at any time during such calendar quarter) an amount equal to the allocation of income and gain to such Non-Manager Member pursuant to Section 4.2(c)(iii)(A) for such calendar quarter, less an amount equal to the allocation of losses and deductions to such Non-Manager Member pursuant to Section 4.2(d)(i)(C) for such calendar quarter (and less each such Person's pro rata portion of any reservation from the Owners' Allocation pursuant to the last sentence of this Section 4.3(a)), and
(iii) third, distribute to each Non-Manager Member (and each Person who was a Non-Manager Member at any time during such calendar quarter) an amount equal to the allocation of income and gain to such Non-Manager Member pursuant to Section 4.2(c)(iii)(B) for such calendar quarter, less an amount equal to the allocation of losses and deductions to such Non-Manager Member pursuant to Section 4.2(d)(i)(B) for such calendar quarter (and less each such Person's pro rata portion of any reservation from the Owners' Allocation pursuant to the last sentence of this Section 4.3(a)). Within sixty (60) days after the end of each fiscal year of the LLC, the Manager Member shall, based on the audited financial statements prepared in accordance with Section 9.3 hereof, cause the LLC to make a distribution, of the remaining Owners' Allocation, if any, for the preceding fiscal year which was allocated pursuant to Sections 4.2(c)(i), 4.2(c)(ii) and 4.2(c)(iii) but not previously distributed, in accordance with the foregoing clauses (i), (ii) and (iii) of this Section 4.3(a) whenever, and to the extent, cash is available therefor. Notwithstanding the foregoing, the Manager Member may, with a Majority Vote, from time to time, reserve and not distribute portions of the Owners' Allocation for LLC purposes, including, without limitation, to increase the net worth of the LLC, to make capital expenditures (such as the creation of or investment in a Controlled Affiliate) or to create a reserve for anticipated repurchases of LLC Interests, provided that any such reservation shall be made from all Members pro-rata in proportion to LLC Points.

                  (b)Except as otherwise set forth herein, all other amounts or proceeds available for distribution, if any, shall be distributed to the Members at such time as may be determined by the Manager Member, provided that any such distribution shall be made among the Members (i) in accordance with (and in proportion to) the positive balances (if any) in their respective Capital Accounts (as determined immediately prior to such distribution) until all such positive Capital Account balances have been reduced to zero, and (ii) thereafter among all Members in accordance with (and in proportion to) their respective numbers of LLC Points at the time of such distribution (PROVIDED, HOWEVER, that if a Member makes a Capital Contribution after the Effective Date, the Manager Member may cause the LLC to make a priority return of such Capital Contribution.

                  (c)Notwithstanding any other provision of this Agreement, neither the LLC, nor the Manager Member on behalf of the LLC, shall make a distribution to any Member on account of its LLC Interest if such distribution would violate the Act or other applicable law.

         SECTION 4.4 DISTRIBUTIONS UPON DISSOLUTION; ESTABLISHMENT OF A RESERVE UPON DISSOLUTION. Upon the dissolution of the LLC, the assets of the LLC shall first go toward the payment (or the making of reasonable provision for the payment) of all liabilities of the LLC owing to creditors, including the setting up of such reserves by the Manager Member, or if there is none, the Liquidating Trustee appointed as set forth in Section 8.4 hereof, as it deems reasonably necessary for any liabilities or other obligations of the LLC. Such reserves may be paid over by the Manager Member or Liquidating Trustee to a bank (or other third party), to be held in escrow for the purpose of paying any such liabilities or other obligations. At the expiration of such period(s) as the Manager Member or Liquidating Trustee may deem advisable, such reserves, if any (and any other assets available for distribution), or a portion thereof, shall be distributed to the Members (i) in accordance with (and in proportion to) the positive balance (if any) in their respective Capital Accounts (as determined immediately prior to each such distribution) until all such positive Capital Account balances have been reduced to zero, and (ii) thereafter, among the Members as of the date of dissolution in accordance with their respective numbers of LLC Points as of the date of dissolution. If any assets of the LLC are to be distributed in kind in connection with such liquidation, such assets shall be distributed on the basis of their Fair Market Value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro-rata in accordance with the total amounts to be distributed to each Member. In the event that a distribution referenced in the immediately preceding sentence cannot be distributed pro-rata, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the LLC despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the LLC. Immediately prior to the effectiveness of any such distribution-in-kind, each item of gain and loss that would have been recognized by the LLC had the property being distributed been sold at Fair Market Value shall be determined and allocated to those Persons who were Members immediately prior to the effectiveness of such distribution in accordance with Section 4.2(d).

         SECTION 4.5 PROCEEDS FROM CAPITAL CONTRIBUTIONS AND THE SALE OF SECURITIES; INSURANCE PROCEEDS; CERTAIN SPECIAL ALLOCATIONS.

                  (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision in this Article IV, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year, the Members shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.5(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

                  (b) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of LLC income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in his Capital Account created by such adjustments, allocations or distributions as promptly as possible.

                  (c) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of LLC income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.5(b) and this
Section 4.5(c) were not in this Agreement.

                  (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated among the Members in accordance with their respective numbers of LLC Points.

                  (e) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations
Section 1.704-2(j).

                  (f) CURATIVE ALLOCATIONS. The allocations set forth in Sections 4.5(a), (b), (c), (d), and (e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of LLC income, gain, loss or deduction pursuant to this Section 4.5(f), and to the extent Regulatory Allocations are necessary, it is the intent of the Members that they be made in as consistent a manner with the provisions of Section 4.2 hereof as practicable, subject to compliance with the Treasury Regulations. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Manager Member shall make such offsetting special allocations of LLC income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all LLC items were allocated pursuant to Section 4.2. In exercising its discretion under this Section 4.5(f), the Manager Member shall take into account future Regulatory Allocations under Section 4.5(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.5(d) and (e).

                  (g) Capital Contributions made by any Member after the Effective Date, and other proceeds from the issuance of securities by the LLC may, in the sole discretion of the Manager Member, be used for the benefit of the LLC (including, without limitation, the repurchase or redemption of LLC Interests), or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed among the Members in accordance with their respective LLC Points immediately prior to the date of such contribution or issuance of securities; it being understood that in the case the proceeds are a note receivable, any such distribution shall only occur, if at all, upon receipt by the LLC of any cash in respect thereof.

                  (h) In the event of the death or Permanent Incapacity of an Employee Stockholder covered by key-man life or disability insurance, as applicable, the premiums on which have been paid by the LLC, the proceeds of any such policy (net of any expected tax liability to be incurred by the LLC and/or any Member as a result of the receipt by the LLC of such proceeds) shall first be used by the LLC to fund (to the extent thereof) the Repurchase of LLC Interests from the Employee Stockholder or Non-Manager Member through which such Employee Stockholder holds or held his or her interest in the LLC in accordance with Section 3.11 hereof and, if the after-tax proceeds exceed the amounts so required to effect such Repurchase, then the amount of such excess proceeds may, in the sole discretion of the Manager Member, be used for the benefit of the LLC, or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed among the Members in accordance with their respective LLC Points immediately following the Repurchase of the LLC Interests from such Non-Manager Member. Notwithstanding any other provision of this Agreement to the contrary, in the event the LLC receives proceeds from any insurance policy owned or otherwise maintained by or benefitting the LLC and the receipt of such proceeds is for any reason expected to result in a tax liability to one or more of the Members, the Manager Member may, in its sole discretion, distribute that portion of such insurance proceeds to such Member(s) as is necessary to partially or fully (in the Manager Member's sole discretion) reimburse such Member(s) for the actual tax liabilities incurred by such Member(s) as a result of the LLC's receipt of such proceeds and the receipt by such Member of a distribution pursuant to this sentence, provided that, in the event the Manager Member determines to make any distributions of proceeds pursuant to this sentence, each Member incurring tax liabilities as a result of the LLC's receipt of such insurance proceeds shall be reimbursed in the same proportion (as compared to the total tax liability it incurs) as each other Member receiving reimbursement pursuant to this sentence, and provided, further, that any Member receiving reimbursement pursuant to this sentence shall promptly reimburse to the LLC any portion of such reimbursement that exceeds the actual tax liabilities resulting to such Member as a result of the LLC's receipt of such insurance proceeds and the receipt by such Member of a distribution pursuant to this sentence.

                  (i) All items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of the intangible items of property of the LLC on the Effective Date shall be specially allocated to the

Manager Member, and all items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of the tangible items of property of the LLC on the Effective Date shall be specially allocated to the Non-Manager Members as set forth in Section 4.2(d)(i). All items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property (whether tangible or intangible) purchased out of the Operating Allocation shall be allocated as set forth in Section 4.2(d)(i), and all items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property (whether tangible or intangible) purchased out of the Owners' Allocation shall be allocated among the Members in accordance with their respective numbers of LLC Points on the date the property was purchased.

         SECTION 4.6 TAX ALLOCATIONS. For income tax purposes only, each item of income, gain, loss and deduction of the LLC shall be allocated among the Members in the same manner as the corresponding items of income, gain, loss and deduction and specially allocated items are allocated for Capital Account purposes, provided that in the case of any LLC asset the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and
(c) of the Code (in any manner determined by the Manager Member in its sole discretion) so as to take account of the difference between the Carrying Value and the adjusted basis of such asset.

         SECTION 4.7 OTHER ALLOCATION PROVISIONS. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 4.2(c) to 4.2(f), and Sections 4.5 and 4.6 may be amended at any time by the Manager Member if necessary, in the opinion of tax counsel to the LLC, to comply with such regulations, so long as any such amendment (a) does not materially change the relative economic interests of the Members and (b) to the extent practicable, in the Manager Member's reasonable good faith judgment, applies consistently to all Non-Manager Members.


              ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER
               MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY
                              NON-MANAGER MEMBERS;
                  ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS.

         SECTION 5.1 TRANSFERABILITY OF INTERESTS. No interest of a Non-Manager Member in the LLC may, directly or indirectly, be sold, assigned, transferred, gifted or exchanged, nor may any Non-Manager Member offer to do any of them (each, a "Transfer"), nor may any interest in any Non-Manager Member be, directly or indirectly, Transferred, nor may any stockholder in any Non-Manager Member which is not an individual offer to do any of them, and no Transfer by a Non-Manager Member or stockholder of a Non-Manager Member shall be binding upon the LLC or any Non-Manager Member unless it is expressly permitted by this
Article V and the Manager Member receives an executed copy of the documents effecting such Transfer, which shall be in form and substance reasonably satisfactory to the Manager Member. The transferee of an interest in the

LLC may become a substitute Non-Manager Member, and a Non-Manager Member which is not an individual may remain a Member of the LLC following the Transfer of an interest in such Non-Manager Member, only upon the terms and conditions set forth in Section 5.2. If a transferee of an interest of a Non-Manager Member in the LLC does not become (and until any such transferee becomes) a substitute Non-Manager Member, or if a Non-Manager Member in which an interest has been Transferred does not remain a Member of the LLC following such Transfer, in either case in accordance with the provisions of Section 5.2, such Person shall not be entitled to exercise or receive any of the rights, powers or benefits of a Non-Manager Member other than the right to receive distributions which the assigning Non-Manager Member has sold, transferred or assigned to such Person in compliance with this Section 5.1. No Non-Manager Member's interest in the LLC or, in the case of a Non-Manager Member which is not an individual, none of the direct or indirect interests of a beneficial owner of such Non-Manager Member, may be Transferred except:

         (a) with the prior written consent of the Manager Member, which consent may be granted or withheld by the Manager Member in its sole discretion;

         (b) upon the death of such beneficial owner, its interests in the LLC or in the Non-Manager Member may be Transferred by will or the laws of descent and distribution (without the consent of the Manager Member but subject, in all cases, to the provisions of Section 3.11 hereof); or

         (c) a Non-Manager Member (and its beneficial owners) may Transfer interests in the LLC or in such Non-Manager Member to members of his or her Immediate Family (or trusts for their benefit and of which the beneficial owner is the settlor and/or trustee, provided that any such trust does not require or permit distribution of such interests) without the consent of the Manager Member;

provided that in the case of (b) or (c) above, (i) the transferee first enters into an agreement with the LLC in form and substance reasonably acceptable to the Manager Member agreeing to be bound by the provisions hereof (and if such transferee is not already a party to a Non-Solicitation Agreement and becomes an employee of the LLC, or the Non-Manager Member in which such transferee acquired an interest remains a Member of the LLC and the transferee becomes an employee of the LLC, the transferee enters into a Non-Solicitation Agreement), and (ii) whether or not the transferee enters into such an agreement, such LLC Interests, and interests in such Non-Manager Member, shall thereafter remain subject to this Agreement (and, if applicable the transferee becomes an employee of the LLC, or the Non-Manager Member in which such transferee acquired an interest remains a Member of the LLC and the transferee becomes an employee of the LLC, the relevant Non-Solicitation Agreement) to the same extent they would be if held by such Non-Manager Member or beneficial owner, as applicable. Notwithstanding the foregoing, no Non-Manager Member's interest in the LLC may be Transferred if, giving effect to such Transfer, the total number of Members of the LLC would exceed one hundred (100) (as determined in accordance with Treasury Regulations ss. 1.7704-1(h)), unless either such Transfer is a Transfer described in Treasury Regulations ss. 1.7704- 1(e) or such Transfer is pursuant to a Put right under Article VII and the sum of the percentage interests in profits or capital of the LLC Transferred during the taxable year of the LLC (other than in Transfers described in Treasury Regulations ss. 1.7704-1(e)) would, taking the Transfer in question into account and assuming the maximum exercise of the Non-Manager Members' Put rights under Article VII, exceed ten percent (10%) of the total interests in profits or capital of the LLC.

         For all purposes of this LLC Agreement, any Transfers of LLC Interests shall be deemed to occur as of the end of the last day of the calendar quarter in which any such Transfer would otherwise have occurred. Upon any Transfer of LLC Interests, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

         Each time LLC Interests (including without limitation additional LLC Points) are Transferred (including without limitation pursuant to a Put) or Repurchased, the Manager Member may, in its sole discretion, elect to revalue the Capital Accounts of all Members. If the Manager Member so elects, then the Capital Accounts of all the Members shall be adjusted as follows: (i) the Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such Transfer in accordance with Sections 4.2(e) and 4.2(f) hereof.

         No interests of a Non-Manager Member in the LLC may be pledged, hypothecated, optioned or encumbered, nor may any interests in a Non-Manager Member be pledged, hypothecated, optioned or encumbered, nor may any offer to do any of the foregoing be made, without the prior written consent of the Management Committee and the Manager Member.

         SECTION 5.2 SUBSTITUTE NON-MANAGER MEMBERS. No transferee of interests of a Non-Manager Member shall become a Member, and no Non-Manager Member in which any interests have been Transferred shall remain a Member of the LLC, except in accordance with this Section 5.2. The Manager Member may, in its sole discretion, admit as a substitute Non-Manager Member (with respect to all or a portion of the LLC Interests held by a Person), any Person that acquires an LLC Interest by Transfer from another Non-Manager Member pursuant to Section 5.1 hereof, or that acquires an LLC Interest from the Manager Member pursuant to
Section 6.1 hereof, and the Manager Member may, in its sole discretion, permit any Non-Manager Member in which interests have been Transferred to remain a Member of the LLC (and such Non-Manager Member otherwise shall cease to be a Member of the LLC). The admission of a transferee as a substitute Non-Manager Member shall, in all events, be conditioned upon the execution of an instrument satisfactory in form and substance to the Manager Member whereby such transferee becomes a party to this Agreement as a Non-Manager Member as well as compliance by such transferee with the provisions of Section 3.8 hereof. Upon the admission of a substitute Non-Manager Member, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

         SECTION 5.3 ALLOCATION OF DISTRIBUTIONS BETWEEN TRANSFEROR AND TRANSFEREE; SUCCESSOR TO CAPITAL ACCOUNTS. Upon the Transfer of LLC Interests pursuant to this Article V, distributions pursuant to Article IV after the date of such Transfer shall be made to the Person owning the LLC Interest at the date of distribution, unless the transferor and transferee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the transferor and transferee. In connection with a Transfer by a Member of LLC Points, the transferee shall succeed to a pro-rata (based on the percentage of such Person's LLC Points transferred) portion of the transferor's Capital Account, unless the transferor and transferee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the transferor and transferee and consented to by the Manager Member.

         SECTION 5.4 RESIGNATION, REDEMPTIONS AND WITHDRAWALS. No Non-Manager Member shall have the right to resign, to cause the redemption of its interest in the LLC, in whole or in part, or to withdraw from the LLC, except (a) with the consent of the Manager Member, (b) as is expressly provided for in Section
3.11 hereof; or (c) as is expressly provided for in Section 7.1 hereof. Upon any resignation, redemption or withdrawal, the Non-Manager Member shall only be entitled to the consideration, if any, provided for by Section 3.11 or Section
7.1 hereof, if and to the extent that one of such Sections is applicable. Upon the resignation, redemption or withdrawal, in whole or in part, by a Non-Manager Member, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

         SECTION 5.5 ISSUANCE OF ADDITIONAL LLC INTERESTS.

                  (a) Additional Non-Manager Members (the "Additional Non-Manager Members" and each an "Additional Non-Manager Member") may be admitted to the LLC, and such Additional Non-Manager Members may be issued LLC Points, only (i) upon receipt of a Majority Vote and the consent of the Manager Member and the Management Committee and upon such terms and conditions as may be established by the Manager Member (including, without limitation, upon such Additional Non-Manager Member's execution of an instrument in form and substance satisfactory to the Manager Member whereby such Person becomes a party to this Agreement as a Non-Manager Member as well as such Person's compliance with the provisions of Section 3.8 hereof), or (ii) with respect to Program LLC Points in the Purchase Reserve which have not yet been issued, in accordance with and subject to the provisions of the Purchase Program.

                  (b) Existing Non-Manager Members may be issued additional LLC Points (or other LLC Interests), only (i) by the LLC with the consent of, and upon such terms and conditions as may be established by the Management Committee and the Manager Member, or (ii) with respect to Program LLC Points in the Purchase Reserve which have not yet been issued, in accordance with and subject to the provisions of the Purchase Program. The Manager Member or its Affiliates may only be issued additional LLC Points (or other LLC Interests) upon the receipt of a Majority Vote.

                  (c) Each time additional LLC Interests are issued (including, without limitation, additional LLC Points), the Capital Accounts of all the Members shall be adjusted as follows: (i) the Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such issuance in accordance with Sections 4.2(e) and 4.2(f) hereof.

                  (d) Upon the issuance of additional LLC Interests, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

                  (e) Notwithstanding anything in this Agreement to the contrary, (i) no additional LLC Interests may be issued if, giving effect to such Transfer, the total number of Members would exceed one hundred (100) as determined in accordance with Treasury Regulation Section 1.7704-1 (h)(3) and
(ii) no LLC Interests may be issued (A) in a transaction that is required to be registered under the Securities Act or (B) in a transaction that is not required to be registered under the Securities Act by reason of Regulation S thereunder unless the offering and sale of the LLC Interests would not have been required to be registered under the Securities Act if the LLC Interests had been offered and sold within the United States.

                  SECTION 5.6 ADDITIONAL REQUIREMENTS FOR TRANSFER OR FOR ISSUANCE. As additional conditions to the validity of (x) any Transfer of a Non-Manager Member's interest in the LLC (or, in the case of a Non-Manager Member which is not an individual, the interests of the direct or indirect beneficial owners of such Non-Manager Member) (pursuant to Section 5.1 above), or (y) the issuance of additional LLC Interests (pursuant to Section 5.5 above), such Transfer or issuance shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction, (ii) cause the LLC to become subject to regulation as an "investment company" under the 1940 Act, and the rules and regulations of the SEC thereunder, (iii) result in the termination of any contract to which the LLC is a party and which individually or in the aggregate are material (it being understood and agreed that any contract pursuant to which the LLC provides Investment Management Services is material), or (iv) result in the treatment of the LLC as an association taxable as a corporation or as a "publicly traded partnership" for federal income tax purposes.

                  The Manager Member may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel, which expense shall be borne by the parties to such transaction (and to the extent the LLC is such a party, shall be paid from the Operating Allocation).

                  To the fullest extent permitted by law, any Transfer or issuance that violates the provisions of this Article V shall be null and void.

                  SECTION 5.7 REPRESENTATION OF MEMBERS. The Manager Member and each Non-Manager Member (including each Additional Non-Manager Member) hereby represents and warrants to the LLC and each other Member, and acknowledges, that
(a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time, (c) it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) the equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement by such Member have been duly authorized in all necessary respects, do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents or any agreement or instrument to which it is a party or by which it is bound, and this Agreement has been duly executed and delivered by such Member and is enforceable against such Member in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                 ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE
                      MANAGER MEMBER; REDEMPTION, REMOVAL
                                 AND WITHDRAWAL

         SECTION 6.1 TRANSFERABILITY OF INTEREST.

                  (a) Except as set forth in this Section 6.1, without the written approval of the Management Committee, none of the Manager Member's interest in the LLC (including, without limitation, any interest which has been Transferred to the Manager Member) may be Transferred; PROVIDED, HOWEVER, (i) it is understood and agreed that, in connection with the operation of the business of AMG and the Manager Member (including, without limitation, the financing of its interest herein and direct or indirect interests in additional investment management companies), the Manager Member's interest in the LLC will be pledged and encumbered and lien holders of the Manager Member's interest shall have and be able to exercise the rights of secured creditors with respect to such interest, (ii) the Manager Member may sell some (but not a majority) of its LLC Interests to a Person who is not a Member but who is an Officer or employee of the LLC or who becomes an Officer or employee of the LLC in connection with such issuance, or a Person wholly owned by any such Person, (iii) the Manager Member may sell some (but not a majority) of its LLC Interests to existing Non-Manager Members, and (iv) the Manager Member may sell all or any portion of its LLC Interests to an Affiliate of the Manager Member. Notwithstanding anything else set forth herein, the Manager Member may, with a Majority Vote, Transfer all its interests in the LLC in a single transaction or a series of related transactions, and, in any such case, each of the Non-Manager Members shall be required to Transfer, in the same transaction or transactions, all their interests in the LLC, provided that the price to be received by all the Members shall be allocated among the Members as follows: (a) an amount equal to the sum of the positive balances, if any, in positive Capital Accounts shall be allocated among the Members having such Capital Accounts in proportion to such positive balances, and (b) the excess, if any, shall be allocated among all Members in accordance with their respective number of LLC Points at the time of such sale. Upon any of the foregoing transactions, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

                  (b) In the case of a Transfer upon foreclosure, pursuant to
Section 6.1(a)(i) above, each Transferee shall sign a counterpart signature page to this Agreement agreeing thereby to become either a Non-Manager Member or a Manager Member (provided, however, that once one such other Transferee elects to become a Manager Member, no Transferee (other than a subsequent Transferee of such new Manager Member) may elect to be a Manager Member hereunder. If the Transferee pursuant to Section 6.1(a)(i) above receives all of the Manager Members LLC Interests, and none of such Transferees elects to become a Manager Member, then the Manager Member shall be deemed to have withdrawn from the LLC. If, however, one of the Transferees elects to become a Manager Member and executes a counterpart signature page to this Agreement agreeing thereby to become a Manager Member, then notwithstanding any other provision hereof to the contrary, the old Manager Member shall thereupon be permitted to withdraw from the LLC as Manager Member.

                  (c) In the case of a Transfer pursuant to the penultimate sentence of Section 6.1(a) above, the Manager Member shall be deemed to have withdrawn, and its transferee shall be deemed to have become the Manager Member.

         SECTION 6.2 RESIGNATION, REDEMPTION, AND WITHDRAWAL. To the fullest extent permitted by law, except as set forth in Section 6.1, without a prior Majority Vote, the Manager Member shall not have the right to resign or withdraw from the LLC as Manager Member. With a prior Majority Vote, the Manager Member may resign or withdraw as Manager Member upon prior written notice to the LLC. Without a prior Majority Vote, the Manager Member shall have no right to have all or any portion of its interest in the LLC redeemed. Any resigned, withdrawn or removed Manager Member shall retain its interest in the capital of the LLC and its other economic rights under this Agreement as a Non-Manager Member having the number of LLC Points held by the Manager Member prior to its resignation, withdrawal or removal. If a Manager Member who has resigned, withdrawn or been removed no longer has any economic interest in the LLC, then upon such resignation, withdrawal or removal such Person shall cease to be a Member of the LLC.


                       ARTICLE VII - PUT OF LLC INTERESTS

         SECTION 7.1 PUTS.

                  (a) Each Non-Manager Member may, at such Non-Manager Member's option, subject to the terms and conditions set forth in this Section 7.1, cause AMG to purchase portions of the LLC Points held by such Non-Manager Member in the LLC (a "Put").

                  (b) Each Non-Manager Member may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase up to ten percent (10%) of the Initial LLC Points of such Non-Manager Member from such Non-Manager Member (and/or any Permitted Transferee of such Non-Manager Member), on the last business day in March (each a "Purchase Date") (but only up to an aggregate of fifty percent (50%) of such Non-Manager Member's Initial LLC Points) starting with the last business day in March following the fifth anniversary of the Closing.

                  (c) Each Non-Manager Member may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase a number of LLC Points as is equal to up to ten percent (10%) of the LLC Points issued to such Non-Manager Member pursuant to the Purchase Program or upon the exercise of an option issued pursuant thereto (each such issuance, or issuance upon the exercise of an option, being referred to herein as an "Option Exercise") from such Non-Manager Member (and/or any Permitted Transferee of such Non-Manager Member) on any Purchase Date (but only up to an aggregate of a number of LLC Points as is equal to fifty percent (50%) of the LLC Points issued in each such Option Exercise) starting on the first Purchase Date which is at least five (5) years following the date of such Option Exercise.

                  (d) If a Non-Manager Member desires to exercise its rights under Section 7.1(b) or 7.1(c) above, it and its Employee Stockholder shall give the Manager Member, AMG, each other Employee Stockholder and the LLC irrevocable written notice (a "Put Notice") on or prior to the preceding January 1 (the "Notice Deadline"), stating that it is electing to exercise such rights and the number of LLC Points (the "Put LLC Points") to be sold in the Put and whether or to what extent such Put is a Put of Initial LLC Points (the "Initial Put LLC Points") or LLC Points issued pursuant to an Option Exercise (together, the "Option Put LLC Points") and, if Option Put LLC Points, what Option Exercise they are associated with. Puts in any given calendar year for which Put Notices are received before the Notice Deadline for that calendar year shall be completed as follows: AMG shall purchase from each Non-Manager Member and their respective Permitted Transferees that number of Put LLC Points as is equal to the sum of (i) the number of Initial Put LLC Points designated as such in the Put Notice, up to the maximum number permitted by Section 7.1(b) above with respect to that year and the aggregate number of Initial LLC Points that may be Put by the Non-Manager Member and its Permitted Transferees, and (ii) the number of Option Put LLC Points designated as such in the Put Notice, up to the maximum number permitted by Section 7.1(c) above with respect to the Option Exercise and that year and the aggregate number of LLC Points that may be put by the Non-Manager Member and its Permitted Transferees, with respect to the Option Exercise.

                  (e) The purchase price upon exercise of a Put (the "Put Price") shall be an amount equal to (which is intended to be a proxy for market value) (i) seven (7.0) multiplied by the positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four
(24) months ending on the preceding December 31 and (II) thirty-three and thirty-three one hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the preceding December 31 minus
(y) the amount by which the actual expenses of the LLC (determined on an accrual basis in accordance with generally accepted accounting principles consistently applied) exceeded the Operating Allocation of the LLC (including previously reserved Operating Allocation) during the twelve (12) months ending on the preceding December 31, multiplied by (ii) a fraction, the numerator of which is the number of Vested LLC Points to be purchased from such Non-Manager Member on the Purchase Date, and the denominator of which is the number of LLC Points outstanding on the Purchase Date (before giving effect to any Puts or any issuances, redemptions or vesting of LLC Points on such date).

                  (f) In the case of any Put, the Put Price shall be paid by AMG (or, if AMG shall have assigned its obligation to the Manager Member, the LLC or any other Person pursuant to paragraph (g) below, the Manager Member, the LLC or such other Person (or their respective assigns) on the relevant Purchase Date by certified check issued to such Non-Manager Member, in each case, against delivery of such documents or instruments of transfer as may reasonably be requested by AMG, the Manager Member or the LLC, as applicable, and in each case
(i) including representations that the transferring Non-Manager Member is the record and beneficial owner of the LLC Interests being Put, free and clear of any Liens other than those imposed by this Agreement and (ii) addressing such other matters as the Manager Member, the LLC or AMG, as applicable, reasonably requests.

                  (g) AMG may assign and/or delegate any or all of its rights and obligations to purchase LLC Points under this Section 7.1, in one or more instances, to the Manager Member or to any other Person (with the consent of the Management Committee if to any Person not then a Member), provided that (i) no such consent shall be required for an assignment or delegation to a Person who is (A) an Officer or employee of the LLC or becomes an Officer or employee in connection with such assignment or delegation or a Person wholly owned by any such Person or (B) an Affiliate of the Manager Member, and (ii) no such assignment or delegation shall relieve AMG of its obligation to make the payment for a Put as required by this Section 7.1. The Manager



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

Member may, with a Majority Vote, assign any or all of its rights and obligations to purchase LLC Points under this Section 7.1, in one or more instances, to the LLC.

                  (h) In the case of any Put, as of any Purchase Date, the Non-Manager Member shall cease to hold the LLC Points purchased on the Purchase Date, and shall cease to hold a pro-rata portion of such Non-Manager Member's Capital Account (which shall have been transferred to AMG (or, upon assignment of any of AMG's obligations to the Manager Member or the LLC pursuant to paragraph (g) hereof, transferred to the Manager Member or canceled by the LLC)) and shall no longer have any rights with respect to such portion of its LLC Interests.


                   ARTICLE VIII - DISSOLUTION AND TERMINATION.

         SECTION 8.1 NO DISSOLUTION. The LLC shall not be dissolved by any admission of Additional Non-Manager Members or substitute Non-Manager Members or substitute Manager Members in accordance with the Act and the provisions of this Agreement.

         SECTION 8.2 EVENTS OF DISSOLUTION. The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

                  (a) a date designated in writing by the holders of a majority of the then outstanding Vested LLC Points held by Non-Manager Members, with the consent of the Manager Member; or

                  (b) at any time there are no Members of the LLC, unless the LLC is continued in accordance with the Act; or

                  (c) upon the entry of a decree of judicial dissolution under ss.18-802 of the Act.

         SECTION 8.3 NOTICE OF DISSOLUTION. Upon the dissolution of the LLC, the Manager Member shall promptly notify the Members of such dissolution.

         SECTION 8.4 LIQUIDATION. Upon the dissolution of the LLC, the Manager Member, or if there is none, the Person or Persons approved by the holders of more than fifty percent (50%) of the Vested LLC Points then outstanding (including the Person that was the Manager Member) shall carry out the winding up of the LLC (in such capacity, the "Liquidating Trustee"), shall immediately commence to wind up the LLC's affairs; PROVIDED, HOWEVER, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in allocations and distributions during liquidation in the same proportions, as specified in Article IV hereof, as before liquidation. The proceeds of liquidation shall be distributed as set forth in Section 4.4 hereof.

         SECTION 8.5 TERMINATION. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided for in Section 4.4 and the Certificate shall have been canceled in the manner required by the Act.

         SECTION 8.6 CLAIMS OF THE MEMBERS. The Members and former Members shall look solely to the LLC's assets for the return of their Capital Contributions and Capital Accounts, and if the assets of the LLC remaining after payment of or due provision for all debts, liabilities and obligations of the LLC are insufficient to return such Capital Contributions or Capital Accounts, the Members and former Members shall have no recourse against the LLC or any other Member (including, without limitation, the Manager Member).


                        ARTICLE IX - RECORDS AND REPORTS.

         SECTION 9.1 BOOKS AND RECORDS. The Officers and the Members shall cause the LLC to keep complete and accurate books of account with respect to the operations of the LLC, prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied. Such books shall reflect that the interests in the LLC have not been registered under the Securities Act, and that the interests may not be sold or transferred without registration under the Securities Act or exemption therefrom and without compliance with Article V or Article VI of this Agreement. Such books shall be maintained at the principal office of the LLC in Philadelphia, Pennsylvania or at such other place as the Manager Member shall determine.

         SECTION 9.2 ACCOUNTING. The LLC's books of account shall be kept on the accrual method of accounting, or on such other method of accounting as the Manager Member may from time to time determine, with the advice of the Independent Public Accountants, and shall be closed and balanced at the end of each LLC fiscal year and shall be maintained for each fiscal year in a manner consistent with the generally accepted accounting principles and with the principles and/or policies of AMG applied consistently with respect to its Controlled Affiliates. The taxable year of the LLC shall be the twelve months ending December 31, or such other taxable year as the Manager Member may designate with the advice of the Independent Public Accountants.

         SECTION 9.3 FINANCIAL AND COMPLIANCE REPORTS. The LLC shall, and each of the Non-Manager Members and each of the Employee Stockholders who is a member of the Management Committee shall use all commercially reasonable efforts to cause the LLC to, furnish to the Manager Member each of the following:

                  (a) Within ten (10) days after the end of each month and each fiscal quarter, an unaudited financial report of the LLC, which report shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting, consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments which are neither individually nor in the aggregate material and (ii) not contain all notes thereto which may be required in accordance with generally accepted accounting principles) and shall be certified by the most senior financial officer of the LLC to have been so prepared, and which shall include the following:

(i)Statements of operations, changes in members' capital and cash flows for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

                           (ii)a balance sheet as of the last day of such month
                  or quarter; and

                           (iii)with respect to the quarterly financial report,
                  a detailed computation of the Owners' Allocation for such quarter.

                  (b) Within thirty (30) days after the end of each fiscal year of the LLC, audited financial statements of the LLC, which shall include statements of operations, changes in members' capital and cash flows for such year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied, certified by the Independent Public Accountants.

                  (c) If requested by the Manager Member, within twenty-five
(25) days after the end of each calendar quarter, the LLC's operating budget for each of the next four (4) fiscal quarters, in such form and containing such estimates as may be requested by the Manager Member from time to time, certified by the most senior financial officer of the LLC.

                  (d) If requested by the LLC, copies of all financial statements, reports, notices, press releases and other documents released to the public.

                  (e) As promptly as is reasonably possible following request by the Manager Member from time to time, such financial, operations, performance or other information or data as may be requested.

         SECTION 9.4 MEETINGS.

                  (a) The LLC and its Officers shall hold such regular meetings at the LLC's principal place of business with representatives of the Manager Member as may be reasonably requested by the Manager Member from time to time. These meetings shall be attended (either in person or by telephone) by such members of the Management Committee, Officers and other employees of the LLC as may be requested by the Manager Member or any of the Officers.

                  (b) At each meeting, the Officers and other employees of the LLC shall discuss such matters regarding the LLC and its performance, operations and/or budgets as may be reasonably requested by the Manager Member, and each of the attendees (whether in person or by telephone) at such meeting shall have the right to submit proposals and suggestions regarding the LLC, and the attendees at the meeting shall, in good faith, discuss and consider such proposals and suggestions.

         SECTION 9.5 TAX MATTERS.

                  (a) The Manager Member shall cause to be prepared and filed on or before the due date (or any extension thereof) federal, state, local and foreign tax or information returns required to be filed by the LLC. The Manager Member, to the extent that LLC funds are available, shall cause the LLC to pay any taxes payable by the LLC (it being understood that the expenses of




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

preparation and filing of such tax returns, and the amounts of such taxes, are to be treated as operating expenses of the LLC to be paid from the Operating Allocation), provided that the Manager Member shall not be required to cause the LLC to pay any tax so long as the Manager Member or the LLC is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC and adequate reserves therefor have been set aside by the LLC. Neither the LLC nor any Employee Stockholder or Non-Manager Member shall do anything or take any action which would be inconsistent with the foregoing or with the Manager Member's actions as authorized by the foregoing provisions of this Section 9.5(a).

                  (b) The Manager Member shall be the tax matters partner for the LLC pursuant to Sections 6221 through 6233 of the Code.

                  (c) The Manager Member shall, in its sole discretion, make or cause to be made any and all elections for federal, state, local and foreign tax matters, including any election to adjust the basis of LLC property pursuant to Sections 743(b), 743(b) and 754 of the Code or comparable provisions of state, local or foreign law.


            ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION.

         SECTION 10.1 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Covered Person.

         SECTION 10.2 EXCULPATION.

                  (a) No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement, the Stock Purchase Agreement or, in the case of a Non-Manager Member or Employee Stockholder, the Employment Agreement and/or Non-Solicitation Agreement to which he, she or it is a party.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC of such Covered Person.



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

SECTION 10.3 FIDUCIARY DUTY.

                  (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any Member, a Covered Person acting under this Agreement shall not be liable to the LLC or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Manager Member and any other Member, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Manager Member shall act in a manner that is, or provides terms that are, fair and reasonable to the LLC or any Member, the Manager Member shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The resolution, action or term so made, taken or provided by the Manager Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager Member at law or in equity or otherwise unless the Managing Member did not act in good faith.

                  (c) Whenever in this Agreement the Manager Member is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Manager Member shall be entitled to consider such interests and factors as it desires, including its own interests, or (ii) in its "good faith" or under another express standard, the Manager Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

                  (d) Wherever in this Agreement a factual determination is called for and the applicable provision of this Agreement does not indicate what party or parties are to make the applicable factual determination, and/or the applicable standard to be used in making the factual determination, such determination shall be made by the Manager Member in the exercise of reasonable discretion.

         SECTION 10.4 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including any amounts paid in settlement of any such claims) including expenses, fines, penalties and counsel fees and expenses incurred by such Covered Person ("Losses") by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any Losses incurred by such Covered Person by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement, the Stock Purchase Agreement or, in the case of the Non-Manager Member or Employee Stockholder, the Employment Agreement and/or Non-Solicitation Agreement to which he, she or it is a party; PROVIDED, HOWEVER, that any indemnity under this Section 10.4 shall be provided out of


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

and to the extent of LLC assets only, and no Member or Covered Person shall have any personal liability to provide indemnity on account thereof. To the fullest extent permitted by applicable law, the LLC shall, out of Operating Allocation (and, to the extent Operating Allocation is insufficient for such purpose, out of the Non-Manager Members' portion of Owners' Allocation), indemnify, defend and hold the Manager Member and its related Covered Persons harmless from and against any and all Losses arising from, relating to or otherwise in connection with the License Agreement, the payment of any Royalty by the LLC pursuant thereto or the Manager Member's or any of its Affiliates' ownership of the Intellectual Property (as defined in the License Agreement) (provided that, for such purpose, Losses shall include without limitation any taxes (including without limitation any interest or penalties thereon or relating thereto) incurred by the Manager Member or any of its related Covered Persons as a result of the payment of any Royalty by the LLC, the Manager Member's or any of its Affiliates' ownership of the Intellectual Property or the existence of the License Agreement in excess of the taxes that would have been incurred by the Manager Member or such related Covered Person absent the existence of the License Agreement).

         SECTION 10.5 NOTICE; OPPORTUNITY TO DEFEND AND EXPENSES.

                  (a) Promptly after receipt by any Covered Person from any third party of notice of any demand, claim or circumstance that, immediately or with the lapse of time, would reasonably be expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in any Losses with respect to which the Covered Person might be entitled to indemnification from the LLC under Section 10.4, the Covered Person shall give notice thereof (the "Claims Notice") to the LLC; PROVIDED, HOWEVER, that a failure to give such notice shall not prejudice the Covered Person's right to indemnification hereunder except to the extent that the LLC is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in such reasonable detail as is practicable under the circumstances, and shall, to the extent practicable under the circumstances, indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Covered Person.

                  (b) The LLC may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; PROVIDED, HOWEVER, that if the named parties to any action or proceeding include (or could reasonably be expected to include) both the LLC and a Covered Person, or more than one Covered Persons, and the LLC is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Covered Person may engage separate counsel at the expense of the LLC. If the LLC elects to compromise or defend such Asserted Liability, it shall within twenty (20) business days (or sooner, if the nature of the Asserted Liability so requires) notify the Covered Person of its intent to do so, and the Covered Person shall cooperate, at the expense of the LLC, in the compromise of, or defense against, such Asserted Liability. If the LLC elects not to compromise or defend the Asserted Liability, fails to notify the Covered Person of its election as herein provided, contests its obligation to provide indemnification under this Agreement, or fails to make or ceases making a good faith and diligent defense, the Covered Person may pay, compromise or defend such Asserted Liability all at the expense of the Covered Person (in accordance with the provisions of Section 10.5(c) below). Except as set forth in the preceding sentence, neither the LLC nor the Covered Person may settle or compromise any claim over the objection of the LLC or the Manager Member; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the LLC and the Covered Person may participate at their own expense, in the defense of such Asserted Liability. If the Covered Person chooses to defend any claim, the Covered Person shall make available to the LLC any books, records or other documents within its control that are necessary or appropriate for such defense, all at the expense of the LLC.

                  (c) If the LLC elects not to compromise or defend an Asserted Liability, or fails to notify the Covered Person of its election as above provided, then, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any Asserted Liability, shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.4 hereof. The LLC may, if the Manager Member deems it appropriate, require any Covered Person for whom expenses are advanced, to deliver adequate security to the LLC for his or her obligation to repay such indemnification.

         SECTION 10.6 MISCELLANEOUS.

                  (a) The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which a Covered Person may be entitled. Nothing contained in this Article X shall limit any lawful rights to indemnification existing independently of this Article X.

                  (b) The indemnification rights provided by this Article X shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of a Covered Person and any officers, directors, members, partners, shareholders, employees and Affiliates of such Covered Person (and any former officer, director, member, partner, shareholder or employee of such Covered Person, if the Loss was incurred while such Person was an officer, director, member, partner, shareholder or employee of such Covered Person). The Manager Member may extend the indemnification called for by Section 10.4 to non-employee agents of the LLC, the Manager Member or its Affiliates.


                           ARTICLE XI - MISCELLANEOUS.


                  SECTION 11.1 NOTICES. All notices, requests, elections, consents or demands permitted or required to be made under this Agreement ("Notices") shall be in writing, signed by the Person or Persons giving such notice, request, election, consent or demand and shall be delivered personally or by confirmed facsimile, or sent by registered or certified mail, or by commercial courier to the other Members, at their addresses set forth on the signature pages hereof or on SCHEDULE A hereto, or at such other addresses as may be supplied by written notice given in conformity with the terms of this
Section 11.1. All Notices to the LLC shall be made to the Manager Member at the address set forth on the signature pages hereof or on SCHEDULE A hereto, with a copy (which shall not constitute notice) to the President of the LLC at the principal offices of the LLC. The date of any such personal or facsimile delivery or the date of delivery by an overnight courier or the date five

(5) days after the date of mailing by registered or certified mail, as the case may be, shall be the date of such notice.

         SECTION 11.2 SUCCESSORS AND ASSIGNS. Subject to the restrictions on Transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successors-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, and each shall hold such interest subject to all of the terms and provisions of this Agreement.

         SECTION 11.3 AMENDMENTS. No amendments may be made to this Agreement without the prior written consent of (i) the Manager Member, (ii) a Majority Vote of the Non-Manager Members and (iii) AMG; PROVIDED, HOWEVER, that, without the vote, consent or approval of any other Member, the Manager Member shall make such amendments and additions to SCHEDULE A hereto as are required by the provisions hereof; and, PROVIDED FURTHER, that, without the vote, consent or approval of any other Member, the Manager Member may amend this Agreement to cure any ambiguity, correct or supplement any provision hereof which is incomplete or inconsistent with any other provision hereof or correct any printing, stenographic or clerical errors or omissions.

         SECTION 11.4 NO PARTITION. No Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intent of the Members that during the term of this Agreement, the rights of the Members and the Employee Stockholders and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successors-in-interest to assign, Transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

         SECTION 11.5 NO WAIVER; CUMULATIVE REMEDIES. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         SECTION 11.6 DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in Boston, Massachusetts before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration

Association Commercial Arbitration Rules. The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs except as otherwise provided herein. The provisions of this Section
11.6 shall be enforceable in any court of competent jurisdiction, and the parties shall bear their own costs in the event of any proceeding to enforce this Agreement except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney's fees, incurred by the other party in enforcing the award.

         SECTION 11.7 PRIOR AGREEMENTS SUPERSEDED. This Agreement, together with the schedules and exhibits hereto, supersede the prior understandings and agreements among the parties with respect to the subject matter hereof and thereof, provided that the Stock Purchase Agreement, the Employment Agreements and the Non-Solicitation/Non-Disclosure Agreements shall not be superseded and shall survive in accordance with their respective terms.

         SECTION 11.8 CAPTIONS. Titles or captions of Articles or Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         SECTION 11.9 COUNTERPARTS. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

         SECTION 11.10 APPLICABLE LAW; JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law or conflicts of law provisions thereof. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in Boston, Massachusetts for any claim, suit or proceeding arising under this Agreement to enforce any arbitration award or obtain equitable relief and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court (subject to the provisions of Section 11.6 hereof). To the extent permitted by law, each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 11.1 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions.

         SECTION 11.11 INTERPRETATION. All terms herein using the singular shall include the plural; all terms using the plural shall include the singular; in each case, the term shall be as appropriate to the context of each sentence. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine and neuter, whichever shall be applicable. The parties intend that this Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party's legal representative to draft any of its provisions.

         SECTION 11.12 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         SECTION 11.13 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or, to the extent permitted by law, enforceable by any creditor of (i) any Member, (ii) any Employee Stockholder or (iii) the LLC, other than a Member who is also a creditor of the LLC.

[INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the Initial Non-Manager Members and the Manager Member have executed and delivered this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

                                 MANAGER MEMBER


NAME AND SIGNATURE                          ADDRESS

EDWARD C. RORER & CO., INC.                 c/o Affiliated Managers Group, Inc.
                                            Two International Place
                                            23rd Floor
                                            Boston, MA  02110

By:    NATHANIEL DALTON
   -------------------------------
Name: Nathaniel Dalton
Title: Vice President



                              NON-MANAGER MEMBERS


NAME AND SIGNATURE                          Address

                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
EDWARD C. RORER
-----------------------------------
Edward C. Rorer

                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
James G. Hesser
-----------------------------------
James G. Hesser
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Clifford B. Storms, Jr.
-----------------------------------
Clifford B. Storms, Jr.

                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Elizabeth Getter-Johnson
-----------------------------------
Elizabeth Getter-Johnson
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Edward J. Stavetski
-----------------------------------
Edward J. Stavetski
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Suzanne M. Hannigan
-----------------------------------
Suzanne M. Hannigan
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Robert D. Leininger
-----------------------------------
Robert D. Leininger
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Dianne P. Anthony
-----------------------------------
Dianne P. Anthony
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Lary D. Aasheim
-----------------------------------
Lary D. Aasheim
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Christopher P. Pusak
-----------------------------------
Christopher P. Pusak
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Robert E. Doerr
-----------------------------------
Robert E. Doerr
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
John C. Thomas
-----------------------------------
John C. Thomas
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Lynn R. Erskine
-----------------------------------
Lynn R. Erskine
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Frank M. Natale
-----------------------------------
Frank M. Natale
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Bruce Aronow
-----------------------------------
Bruce Aronow
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Phyllis I. Arrington
-----------------------------------
Phyllis Arrington
                                            c/o Rorer Asset Management, LLC
                                            1650 Market Street, Suite 5100
                                            Philadelphia, PA  19103-7301
Richard Lunsford
-----------------------------------
Richard Lunsford

                                 ACKNOWLEDGMENT

         The undersigned is executing this Agreement solely to acknowledge and agree to be bound by the provisions of Section 3.11, Article VII and the relevant provisions of Article XI hereof.

AFFILIATED MANAGERS GROUP, INC.
Two International Place
23rd Floor
Boston, MA  02110


By:  Nathaniel Dalton
   -----------------------------------
Name:   Nathaniel Dalton
Title:  Senior Vice President